EXHIBIT 99.3


================================================================================


                              AMENDED AND RESTATED
                         TERM LOAN AND CREDIT AGREEMENT

                          Dated as of December 21, 2004

                                      among

                                 RCN CORPORATION

                            The Lenders Party hereto

                                       and

                      HSBC Bank USA, National Association,
                          as Agent and Collateral Agent


================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I      DEFINITIONS.....................................................3

     1.01   Defined Terms......................................................3

     1.02   [Reserved]........................................................33

     1.03   Terms Generally...................................................33

     1.04   Accounting Terms..................................................33

ARTICLE II     THE CREDITS....................................................33

     2.01   Outstanding Term Loans............................................33

     2.02   [Reserved]........................................................33

     2.03   [Reserved]........................................................33

     2.04   [Reserved]........................................................34

     2.05   [Reserved]........................................................34

     2.06   [Reserved]........................................................34

     2.07   [Reserved]........................................................34

     2.08   Repayment of Term Loans; Evidence of Debt.........................34

     2.09   Repayment of Term Loans...........................................34

     2.10   Prepayment of Term Loans..........................................35

     2.11   [Reserved]........................................................36

     2.12   Fees..............................................................36

     2.13   Interest..........................................................36

     2.14   [Reserved]........................................................37

     2.15   Increased Costs...................................................37

     2.16   [Reserved]........................................................38

     2.17   Taxes.............................................................38

     2.18   Payments Generally; Pro Rata Treatment; Sharing of Set-offs.......39

     2.19   Mitigation Obligations; Replacement of Lenders....................41

ARTICLE III    REPRESENTATIONS AND WARRANTIES.................................41

     3.01   Organizational Status.............................................42

     3.02   Power and Authority...............................................42

     3.03   No Violation......................................................42

     3.04   Approvals.........................................................42

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----

     3.05   Financial Statements; Financial Condition; Undisclosed
             Liabilities; Projections.........................................43

     3.06   Litigation........................................................44

     3.07   True and Complete Disclosure......................................44

     3.08   Use of Proceeds...................................................44

     3.09   Tax Returns and Payments..........................................44

     3.10   Compliance with ERISA.............................................45

     3.11   The Security Documents............................................46

     3.12   Properties........................................................46

     3.13   Capitalization....................................................46

     3.14   Subsidiaries......................................................47

     3.15   Compliance with Statutes..........................................47

     3.16   Investment Company Act............................................47

     3.17   Public Utility Holdings Company Act...............................47

     3.18   Environmental Matters.............................................47

     3.19   Labor Relations...................................................48

     3.20   Intellectual Property, etc........................................48

     3.21   Indebtedness......................................................48

     3.22   Insurance.........................................................49

     3.23   Representations and Warranties in Other Documents.................49

     3.24   FCC Licenses and Other Governmental Authorizations................49

     3.25   Intercreditor Agreement...........................................50

     3.26   Certain Agreements................................................51

     3.27   Event of Default..................................................51

ARTICLE IV     CONDITIONS.....................................................51

     4.01   Effective Date....................................................51

ARTICLE V      AFFIRMATIVE COVENANTS..........................................56

     5.01   Information Covenants.............................................56

     5.02   Corporate Existence...............................................58

     5.03   Payment of Taxes and Other Claims.................................58

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----

     5.04   Maintenance of Properties.........................................58

     5.05   Insurance.........................................................58

     5.06   Books and Records.................................................59

     5.07   Payment of Principal and Interest.................................59

     5.08   Collateral Trigger Date; Additional Subsidiaries..................59

     5.09   Future Amendments.................................................61

ARTICLE VI     NEGATIVE COVENANTS.............................................61

     6.01   Limitation on Additional Indebtedness.............................61

     6.02   Limitation on Liens...............................................61

     6.03   Fundamental Changes...............................................62

     6.04   Disposition of Proceeds of Asset Sales............................62

     6.05   Limitation on Restricted Payments.................................63

     6.06   Limitation on Transactions with Affiliates........................66

     6.07   Limitation on Issuances and Sales of Preferred Stock by
             Restricted Subsidiaries..........................................66

     6.08   Limitation on Dividends and Other Payment Restrictions
             Affecting Restricted Subsidiaries................................67

     6.09   Designation of Unrestricted Subsidiaries..........................67

     6.10   Limitations on Layering...........................................68

     6.11   Collateral Trigger Date...........................................69

ARTICLE VII    EVENTS OF DEFAULT; LIMITATION ON REMEDIES......................69

     7.01   Events of Default.................................................69

ARTICLE VIII   THE AGENT......................................................71

ARTICLE IX     MISCELLANEOUS..................................................73

     9.01   Notices...........................................................73

     9.02   Waivers; Amendments...............................................74

     9.03   Expenses; Indemnity; Damage Waiver................................75

     9.04   Successors and Assigns............................................76

     9.05   Survival..........................................................78

     9.06   Counterparts; Integration; Effectiveness..........................79

     9.07   Severability......................................................79

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----

     9.08   Right of Setoff...................................................79

     9.09   Governing Law; Jurisdiction; Consent to Service of Process........79

     9.10   WAIVER OF JURY TRIAL..............................................80

     9.11   Headings..........................................................80

     9.12   Confidentiality...................................................80

     9.13   Interest Rate Limitation..........................................81

     9.14   Release of Subsidiaries; Collateral...............................81

     9.15   Intercreditor Agreement Controls..................................82

SCHEDULES:

Schedule 1.01A     --   Existing Liens

Schedule 1.01B     --   Existing Investments

Schedule 2.01      --   Lenders

Schedule 3.09      --   Tax Returns and Payments

Schedule 3.10      --   Compliance with ERISA

Schedule 3.12      --   Real Property

Schedule 3.14      --   Subsidiaries

Schedule 3.21      --   Existing Indebtedness

Schedule 3.22      --   Insurance

Schedule 3.24      --   FCC Licenses and other Governmental Authorizations

Schedule 4.01(k)   --   Assumed Indebtedness

Schedule 6.01      --   Permitted Indebtedness

Schedule 6.06      --   Affiliate Transactions

Schedule 6.08      --   Certain Restrictions

Schedule I         --   Consolidated EBITDA Adjustments

Schedule II        --   Excluded Chicago Assets

EXHIBITS:

Exhibit A          --   Form of Assignment and Acceptance

Exhibit B          --   Form of Opinion of Skadden, Arps, Slate, Meagher &
                         Flom LLP

Exhibit C          --   Form of Opinion of General Counsel to the Company

Exhibit D          --   Form of Pledge Agreement

                                TABLE OF CONTENTS
                                   (continued)


Exhibit E          --   Form of Security Agreement

Exhibit F          --   Form of Term Note

Exhibit G          --   Form of Officer's Certificate

Exhibit H          --   Form of Intercreditor Agreement

Exhibit I          --   Form of Solvency Opinion


ANNEXES

Annex I            --   Financial Covenants

               AMENDED AND RESTATED TERM LOAN AND CREDIT AGREEMENT

        AMENDED AND RESTATED TERM LOAN AND CREDIT AGREEMENT dated as of December 21, 2004, among RCN CORPORATION, a Delaware corporation (the "Company"), the LENDERS party hereto, and HSBC Bank USA, National Association, as Agent and Collateral Agent.

        WHEREAS, the Company has filed a case under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Case") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") and the Company plans to emerge from the Bankruptcy Case pursuant to the Company's Plan of Reorganization dated August 20, 2004 under Chapter 11 of the Bankruptcy Code (as amended from time to time, the "Plan of Reorganization") and, pursuant thereto, to consummate certain financings on the Effective Date as defined under the Plan of Reorganization; and

        WHEREAS, the Lenders have previously extended credit to the Company pursuant to that certain Commercial Term Loan and Credit Agreement, dated as of June 6, 2003, among the Company, the Lenders party thereto and HSBC Bank USA, as Agent and Collateral Agent (as amended through the date hereof, the "Original Credit Agreement"); and

        WHEREAS, immediately before the occurrence of the Effective Date, $34,430,883.93 of Obligations remain outstanding under the Original Credit Agreement (the "Outstanding Indebtedness"); and

        WHEREAS, the Company, the Lenders, the Agent and the Collateral Agent desire to (i) recast the Outstanding Indebtedness as the Term Loans (as such term is hereinafter defined) under this Agreement and (ii) to otherwise amend, modify and restate the Original Credit Agreement.

        NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and intending to be legally bound hereby, the parties hereto hereby agree that the Original Credit Agreement is amended, modified and restated in its entirety as follows:

                                    ARTICLE I

                                   Definitions

        1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

        "Acquired Entity or Business" means either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of the Company or (y) 100% of the Capital Stock of any such Person, which Person shall, as a result of the respective Permitted Acquisition, become a Wholly-Owned Domestic Restricted Subsidiary of the Company (or shall be merged with and into the Company or a Domestic Restricted Subsidiary, with the Company or such Domestic Restricted Subsidiary being the surviving Person).

        "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by such Person and not incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not constitute Acquired Indebtedness.

        "Adjusted Consolidated Indebtedness" means, at any time, the amount of Consolidated Indebtedness at such time less any amounts reflected therein constituting Indebtedness incurred pursuant to the First-Lien Credit Documents and the Second-Lien Note Documents.

        "Adjusted Consolidated Net Income" means, for any period, Consolidated Net Income for such period plus the sum of the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period, less the amount of all net non-cash gains and non-cash credits which were included in arriving at Consolidated Net Income for such period.

        "Adjusted Consolidated Working Capital" means, at any time, Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities at such time.

        "Adjusted Leverage Ratio" means, at any time, the ratio of Adjusted Consolidated Indebtedness at such time to Consolidated EBITDA for the Test Period then most recently ended.

        "Adjusted Senior financial covenant" has the meaning set forth in
Section 5.09.

        "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

        "Affiliate Transaction" has the meaning set forth in Section 6.06.

        "Agent" means HSBC Bank USA, National Association, in its capacity as administrative agent and collateral agent for the Lenders hereunder.

        "Agreement" means this Amended and Restated Term Loan and Credit Agreement, together with any and all addenda, exhibits, annexes and schedules hereto, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or revised from time to time.

        "Annex I financial covenant" has the meaning set forth in Section 5.09.

        "Asset Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Capital Stock of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall (a) become a Restricted Subsidiary or (b) shall be merged with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

        "Asset Sale" means any direct or indirect sale, conveyance, transfer or lease (that has the effect of a disposition and is not for security purposes) or other disposition (that is not for security purposes) to any Person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary (other than customary stock option programs), (ii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company and the Restricted Subsidiaries or (iii) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any disposition of properties and assets of the Company and/or the Restricted Subsidiaries that is governed under Section 6.03(a), (ii) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, and (iii) for purposes of Section 6.04 any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions occurring within one year, either (x) involving assets with a Fair Market Value not in excess of $5,000,000 or (y) which constitutes the incurrence of a Capitalized Lease Obligation.

        "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04) in the form of Exhibit A or any other form approved by the Agent.

        "Assumed Indebtedness" has the meaning set forth in Section 4.01(k).

        "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing
(i) the sum of the products of (a) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by
(b) the amount of each such principal payment by (ii) the sum of all such principal payments; provided that, in the case of any Capitalized Lease Obligation, all calculations hereunder shall give effect to any applicable options to renew in favor of the Company or any Restricted Subsidiary.

        "Bankruptcy Case" has the meaning assigned to such term in the preamble to this Agreement.

        "Bankruptcy Court" has the meaning assigned to such term in the preamble to this Agreement.

        "Board of Directors" or "Board" means the Board of Directors of the Company or a committee of such Board of Directors duly authorized to act for it (to the extent permitted by applicable law).

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Agent.

        "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law, regulation or executive order to close or remain closed.

        "Business Intellectual Property" has the meaning assigned to such term in Section 3.20.

        "Calculation Period" means, in the case of any Permitted Acquisition, the Test Period most recently ended prior to the date of any such Permitted Acquisition for which financial statements are available.

        "Capital Expenditures" means, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person.

        "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of, such Person's capital stock, whether outstanding on the Effective Date or issued after the Effective Date, and any and all rights (other than any evidence of Indebtedness), warrants or options exchangeable for or convertible into such capital stock.

        "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed, immovable or movable) that is required to be classified and accounted for as a capitalized lease obligation under GAAP, and, for the purpose of this Agreement, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

        "Cash Equivalents" means, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (iii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from S&P or "A2" or the equivalent thereof from Moody's with maturities of not more than one year from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than one year after the date of acquisition by such Person, and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

        "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. Section 9601 et seq.

        "Change of Control" means the occurrence of any of the following events:

        (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total Voting Stock of the Company; or

        (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act; or

        (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

        "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

        "Charges" has the meaning assigned to such term in Section 9.13.

        "Chicago Assets" means the Telecommunications Assets owned by the Company and its Subsidiaries that are, on the Effective Date, physically located in the Chicago, Illinois metropolitan area and utilized to provide telecommunications services to customers of the Company or its Subsidiaries in the Chicago, Illinois metropolitan area plus (i) such additional Telecommunications Assets as are, after the Effective Date, acquired for such cable systems and located in the Chicago, Illinois metropolitan area pursuant to Capital Expenditures made in accordance with clause (a) of Annex I, (ii) related net working capital and (iii) Equity Interests in

Persons that own no assets other than such assets; provided, however, that assets described in clause (1) and (2) on Schedule II hereto shall not constitute Chicago Assets.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

        "Collateral Agent" means the Agent acting as collateral agent for the Lenders hereunder.

        "Collateral Trigger Date" means the date that is ninety five (95) days after the date on which there has occurred both a Discharge of First-Lien Obligations and a Discharge of Second-Lien Obligations.

        "Common Stock" means the common stock of the Company.

        "Communications Act" means the Communications Act of 1934, as amended.

        "Company" means RCN Corporation, a Delaware corporation.

        "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan of Reorganization, which order shall be a Final Order.

        "Consolidated Current Assets" means, at any time, the consolidated current assets of the Company and its Subsidiaries at such time.

        "Consolidated Current Liabilities" means, at any time, the consolidated current liabilities of the Company and its Subsidiaries at such time, but excluding the current portion of any Indebtedness under this Agreement and the current portion of any other long-term Indebtedness which would otherwise be included therein.

        "Consolidated EBITDA" means:

        (a) for any period prior to the Covenant Trigger Date, Consolidated Net Income for such period, without giving effect (x) to any extraordinary gains or any extraordinary non-cash losses (except to the extent that any such extraordinary non-cash losses will require a cash payment in a future period) and (y) to any gains or losses from sales of assets other than from sales of inventory in the ordinary course of business, adjusted by (1) adding thereto (i) the consolidated interest expense of the Company and its Restricted Subsidiaries for such period (to the extent that such consolidated interest expense was deducted in arriving at Consolidated Net Income for such period), (ii) provisions for taxes based on income that were deducted in arriving at Consolidated Net Income for such period, (iii) the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated Net Income for such period, (iv) the amount of all expenses incurred in connection with the Transaction for such period to the extent that same were deducted in arriving at Consolidated Net Income for such period, (v) the amount of all non-cash deferred compensation expense for such period to the extent that same was deducted in arriving at the Consolidated Net Income for such period, (vi) to the extent taken after the Effective Date but on or prior to June 30, 2005 and deducted in arriving at Consolidated Net Income for such period, non-recurring fees, expenses and charges in connection with, or contemplated by, the emergence of the Debtors-In-Possession from a Chapter 11 proceeding under the Bankruptcy Code and reorganization and operational restructuring resulting therefrom in an aggregate amount not to exceed $29,600,000 and (vii) any non-cash, non-recurring charges and any non-cash charges associated with stock-based compensation, provided that if any cash amounts are paid in any subsequent period with respect to amounts described above in this clause (vi), the amounts so paid in any subsequent period shall be subtracted in determining Consolidated EBITDA for such subsequent period as provided in clause 2(i) below, and (2) deducting therefrom (i) the amount of all cash payments during such period that are associated with any non-cash loss, change (including, without limitation, as described in preceding clause (1)(vii)) or expense that was added back to Consolidated Net Income in a previous period and (ii) the amount of all consolidated interest income of the Company and its Restricted Subsidiaries to the extent same increased Consolidated Net Income for such period; provided that, for purposes of any determination of Consolidated EBITDA for the four full fiscal quarters ended September 30, 2005, Consolidated EBITDA for such period shall be Consolidated EBITDA for the three full fiscal quarters ended September 30, 2005 multiplied by a fraction equal to 4/3 (rounded to the nearest $1.00); or

        (b) for any period on or after the Covenant Trigger Date, Consolidated Net Income for such period, without giving effect (x) to any extraordinary gains or any extraordinary non-cash losses (except to the extent that any such extraordinary non-cash losses will require a cash payment in a future period) and (y) to any gains or losses from sales of assets other than from sales of inventory in the ordinary course of business, adjusted by (1) adding thereto (i) the consolidated interest expense of the Company and its Subsidiaries for such period (to the extent that such consolidated interest expense was deducted in arriving at Consolidated Net Income for such period),
(ii) provisions for taxes based on income that were deducted in arriving at Consolidated Net Income for such period, (iii) the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated Net Income for such period, (iv) the amount of all expenses incurred in connection with the Transaction for such period to the extent that same were deducted in arriving at Consolidated Net Income for such period, (v) the amount of all non-cash deferred compensation expense for such period to the extent that same was deducted in arriving at the Consolidated Net Income for such period (vi) to the extent taken after the Effective Date but on or prior to June 30, 2005 and deducted in arriving at Consolidated Net Income for such period, non-recurring fees, expenses and charges in connection with, or contemplated by, the emergence of the Debtors-In-Possession from a Chapter 11 proceeding under the Bankruptcy Code and reorganization and operational restructuring resulting therefrom in an aggregate amount not to exceed $29,600,000 and (vii) any non-cash, non-recurring charges and any non-cash charges associated with stock-based compensation; provided that if any cash amounts are paid in any subsequent period with respect to amounts described above in this clause (vii), the amounts so paid in any subsequent period shall be subtracted in determining Consolidated EBITDA for such subsequent period as provided in clause 2(i) below, and (2) deducting therefrom (i) the amount of all cash payments during such period that are associated with any non-cash loss, change (including, without limitation, as described in preceding clause (1)(vii)) or expense that was added back to Consolidated Net Income in a previous period and (ii) the amount of all consolidated interest income of the Company and its Subsidiaries to the extent same increased Consolidated Net Income for such period; it being understood that in determining the Total Leverage Ratio and the Adjusted Leverage Ratio, Consolidated EBITDA for any period shall be calculated on a Pro Forma Basis to give effect to any Acquired Entity or Business acquired during such period pursuant to a Permitted Acquisition, and to any Material Asset Sale effected during such period; provided that, for purposes of any determination of Consolidated EBITDA for the purposes of determining the Total Leverage Ratio or the Adjusted Leverage Ratio for any Test Period ending on or prior to September 30, 2005, Consolidated EBITDA for such Test Period shall be Consolidated EBITDA for that portion of such Test Period occurring on and after January 1, 2005 multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days elapsed from January 1, 2005 to the last day of such Test Period (in each case taken as one accounting period).

        "Consolidated Indebtedness" means, at any time, the sum of (without duplication) (i) all Indebtedness of the Company and its Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or Capital Lease Obligations on the liability side of a consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP, (ii) all Indebtedness of the Company and its Subsidiaries of the type described in clauses (ii) and
(viii) of the definition of Indebtedness and (iii) all Contingent Obligations of the Company and its Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i) and (ii); provided that the sum of the aggregate amount available to be drawn (i.e., unfunded amounts) under all letters of credit, bankers' acceptances, bank guaranties, surety bonds and similar obligations issued for the account of the Company or any of its Subsidiaries (but excluding, for avoidance of doubt, all unpaid drawings or other matured monetary obligations owing in respect of such letters of credit, bankers' acceptances, bank guaranties, surety bonds and similar obligations) shall not be included in any determination of "Consolidated Indebtedness".

        "Consolidated Interest Coverage Ratio" means, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period, computed on a Pro Forma Basis.

        "Consolidated Interest Expense" shall be computed in accordance with GAAP and shall mean, for any period, the sum of (i) the total consolidated interest expense of the Company and its Restricted Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Company and its Restricted Subsidiaries representing the interest factor for such period; provided that the amortization of deferred financing, legal and accounting costs with respect to this Agreement, the First-Lien Credit Agreement and the Second-Lien Note Indenture in each case shall be excluded from Consolidated Interest Expense to the extent same would otherwise have been included therein and (ii) the amount of dividends in respect of Disqualified Stock paid during such period.

        "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interests), provided that
(i) in determining Consolidated Net Income, the net income of any other Person which is not a Restricted Subsidiary of the Company or is accounted for by the Company by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to the

Company or a Restricted Subsidiary thereof during such period, (ii) the net income of any Restricted Subsidiary of the Company (other than the Company) shall be excluded to the extent that the declaration or payment of cash dividends or similar cash distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Restricted Subsidiary and (iii) the net income (or loss) of any other Person acquired by the Company or a Restricted Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

        "consolidation" means, with respect to the Company, the consolidation of the accounts of the Restricted Subsidiaries with those of the Company all in accordance with GAAP; provided that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "consolidated" has a correlative meaning to the foregoing.

        "Contingent Obligation" means, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

        "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

        "Covenant Triggering Event" means the date that is ninety-five (95) days after the date on which there has occurred a Discharge of First-Lien Obligations and a Discharge of Second-Lien Obligations.

        "Credit Documents" means this Agreement, the Term Notes and the Security Documents.

        "Credit Party" means the Company and any Subsidiary Credit Party.

        "DBCI" means Deutsche Bank AG Cayman Islands Branch, as Administrative Agent under the First-Lien Credit Agreement.

        "Debtors-In-Possession" means the Company and each of its Restricted Subsidiaries which, on the Effective Date, is a debtor-in-possession pursuant to the Bankruptcy Code.

        "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

        "Designation" has the meaning assigned to such term in Section 6.09.

        "Designation Amount" has the meaning assigned to such term in Section 6.09.

        "Discharge of First-Lien Obligations" has the meaning given to it in the Intercreditor Agreement.

        "Discharge of Second-Lien Obligations" has the meaning given to it in the Intercreditor Agreement.

        "Disclosure Statement" means the Disclosure Statement, dated August 20, 2004, pursuant to Section 1125 of the Bankruptcy Code relating to the Plan of Reorganization, as approved by the Bankruptcy Court, and as the same may be amended, modified or supplemented from time in accordance with the terms hereof and thereof.

        "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company other than a director who (i) has any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or (ii) is an employee or officer of the Company or an Affiliate that is itself a party to such transaction or series of transactions or an Affiliate of a party to such transaction or series of related transactions.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or becomes mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or becomes exchangeable for Indebtedness at the option of the holder thereof, or becomes redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date; provided such Capital Stock shall only constitute Disqualified Stock to the extent it so matures or becomes so redeemable or exchangeable on or prior to the Maturity Date; provided, further, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Maturity Date shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's payment of the Term Loans pursuant to Section 2.10 or the waiver of the Event of Default under Section 7.01(j) by the Required Lenders and at all times subject to 6.05 hereof.

        "Documents" means the Credit Documents, the First-Lien Credit Documents, the Second-Lien Note Documents and the Plan Documents.

        "dollars" or "$" refers to lawful money of the United States of America.

        "Domestic Restricted Subsidiary" means a Restricted Subsidiary that is organized under the laws of a state of the United States or the District of Columbia.

        "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

        "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or written, binding notices or agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, exposure to, or release or threatened release of any Hazardous Material.

        "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

        "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

        "Event of Default" has the meaning set forth in Section 7.01.

        "Evergreen Investments" means Evergreen Investment Management Company, LLC.

        "Excess Cash Flow" means, for any period, the remainder of (a) the sum of, without duplication, (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of, without duplication, (i) the aggregate amount of all Capital Expenditures made by the Company and its Subsidiaries during such period (other than Capital Expenditures to the extent financed with equity proceeds, Asset Sale proceeds, insurance proceeds or Indebtedness), (ii) the aggregate amount of all payments made in respect of all Permitted Acquisitions consummated by the Company and its Subsidiaries during such period (other than any such payments to the extent financed with equity proceeds, Asset Sale proceeds, insurance proceeds or Indebtedness), (iii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of the Company and its Subsidiaries during such period (other than (A) repayments to the extent made with Asset Sale proceeds, equity proceeds, insurance proceeds or Indebtedness and (B) repayments of Term Loans, provided that repayments of Term Loans shall be deducted in determining Excess Cash Flow to the extent such repayments were (x) required as a result of a mandatory prepayment under Section
2.10 or (y) made as a voluntary prepayment with internally generated funds), and
(iv) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period.

        "Excess Proceeds" has the meaning set forth in Section 6.04.

        "Exchange Act" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time.

        "Excluded Taxes" means, with respect to the Agent, any Lender, a Participant or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by any jurisdiction under the laws of which such recipient is authorized to do business or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above,
(c) taxes imposed by reason of the Agent, any Lender or any other recipient of any payment described herein doing business in the jurisdiction imposing such tax, other than solely as a result of the Credit Documents or any transaction contemplated hereby and (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.19(b)) or a Participant that would be a Foreign Lender if it were a Lender, any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender or Participant at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or such Participant becomes a Participant, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Company with respect to any withholding tax pursuant to Section 2.17(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.17(e) or such Participant's failure to comply with Section 9.04(f).

        "Existing Indebtedness" has the meaning set forth in Section 3.21.

        "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in this Agreement, Fair Market Value shall be determined by the Board of Directors acting in good faith and shall be evidenced by a Board Resolution.

        "FCC" means the U.S. Federal Communications Commission, or any successor thereto.

        "FCC Licenses" has the meaning set forth in Section 3.24(a).

        "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions.

        "First-Lien Administrative Agent" has the meaning given to it in the Intercreditor Agreement.

        "First-Lien Collateral Agent" has the meaning given to it in the Intercreditor Agreement

        "First-Lien Credit Agreement" has the meaning given to it in the Intercreditor Agreement.

        "First-Lien Credit Documents" has the meaning given to it in the Intercreditor Agreement.

        "First-Lien Obligations" has the meaning given to it in the Intercreditor Agreement.

        "Fixed Rate" when used in reference to any Term Loan, refers to whether such Term Loans are bearing interest at the FX Rate.

        "Foreign Lender" means any Lender that is a Foreign Person.

        "Foreign Pension Plan" means each employee benefit plan, employment, bonus, incentive, stock purchase and stock option plan, program, agreement or arrangement; and each severance, termination pay, salary continuation, retention, accrued leave, vacation, sick pay, sick leave, medical, life insurance, disability, accident, profit-sharing, fringe benefit, pension, deferred compensation or other retirement or superannuation plan, fund, program, agreement, commitment or arrangement sponsored, established, maintained or contributed to, or required to be contributed to, or with respect to which any liability is borne, outside the fifty states of the United States of America, by the Company or any of its Subsidiaries, including, without limitation, any such plan, fund, program, agreement or arrangement sponsored by a government or governmental entity.

        "Foreign Person" means any Person that is not a "United States person" as defined in section 7701(a)(30) of the Code.

        "Foreign Restricted Subsidiary" means a Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

        "Foreign Subsidiary" means any (a) Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia or (b) any Subsidiary that is organized under the laws of the United States of America or any State thereof or the District of Columbia and whose assets (directly or indirectly) consist solely of Capital Stock of one or more Subsidiaries that are Foreign Subsidiaries (which constitute controlled foreign corporations as defined in Section 957 of the
Code) within the meaning of clause (a) of this definition.

        "FX Rate" means: (i) a rate per annum equal to 12.5% from the Effective Date through and including March 31, 2006; and (ii) thereafter, a rate per annum equal to 13.2%; provided, however, if the Company elects to pay the full amount of the interest accrued for any Interest Payment Date in cash, the FX Rate shall be deemed to be a rate per annum equal to 12.5% for such interest period.

        "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States and which are applicable as of the date of determination and which are consistently applied for all applicable periods.

        "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

        "Governmental Authorizations" has the meaning set forth in Section 3.24(b).

        "Guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

        "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic materials, substances, wastes or other pollutants or contaminants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, in each case, which are regulated pursuant to any Environmental Law.

        "Indebtedness" means, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services,
(ii) the maximum amount available to be drawn under all letters of credit, bankers' acceptances and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers' acceptances and similar obligations, (iii) all Indebtedness of the types described in clause (i), (ii),
(iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement and (viii) all Off-Balance Sheet Liabilities of such Person. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person. For purposes of Section
6.01 and Section 6.04 hereof and the definition of "Events of Default," in determining the principal amount of any Indebtedness to be incurred by the Company or a Restricted Subsidiary or which is outstanding at any date, the principal amount of any Indebtedness which provides that an amount less than the principal amount at maturity thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination. Indebtedness of any Person that becomes a Restricted Subsidiary shall be deemed incurred at the time that such a Person becomes a Restricted Subsidiary. It is understood and agreed that surety bonds obtained in the ordinary course of business (and the related reimbursement obligations to the respective surety or sureties) for the benefit of (and which support only obligations otherwise permitted hereunder of) the Company and the Restricted Subsidiaries (other than RCN International) shall not be considered Indebtedness for purposes of this definition, so long as such surety bonds do not otherwise support any obligation that would constitute Indebtedness.

        "Indemnified Taxes" means Taxes other than Excluded Taxes.

        "Indemnitee" has the meaning set forth in Section 9.03.

        "Independent Financial Advisor" means a United States investment banking, consulting or accounting firm of national standing in the United States
(i) which does not, and whose directors, officers and employees or Affiliates do not, have a material direct or indirect financial interest in the Company or any of its Subsidiaries or Affiliates and (ii) which, in the judgment of the Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

        "Intercompany Loans" has the meaning set forth in clause (vii) of the definition of Permitted Indebtedness.

        "Intercompany Note" means a promissory note evidencing Intercompany
Loans.

        "Intercreditor Agreement" means that certain Intercreditor Agreement, dated as of the date hereof, among the Company, certain Subsidiaries of the Company named therein, the Agent, the First-Lien Administrative Agent the Second-Lien Administrative Agent, the Collateral Agent, the First-Lien Collateral Agent and the Second-Lien Collateral Agent, as such agreement may from time to time be amended, modified or supplemented in accordance with its terms.

        "Interest Payment Date" means the last day of each March, June, September and December, commencing December 31, 2004.

        "Interest Rate Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

        "Interest Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

        "Intertainer" means Intertainer Inc., a Delaware corporation.

        "Investment" means, with respect to any Person, any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any guarantee) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities of, any other Person. Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Company in such other Person.

        "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

        "License" means any license issued by the Federal Communications Commission to the Company or any Subsidiary under the Communications Act.

        "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

        "Margin Stock" has the meaning provided in Regulation U.

        "Material Adverse Effect" means (i) a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Company and its Restricted Subsidiaries taken as a whole since December 31, 2003 (other than the commencement of the bankruptcy cases with respect to the Debtors-In-Possession) or (ii) a material adverse effect (x) on the rights or remedies of the Lenders or the Agent or Collateral Agent hereunder or under any other Credit Document or (y) on the ability of the Company to perform its obligations to the Lenders or the Agent or any Collateral Agent under any other Credit Documents.

        "Material Asset Sale" means any Asset Sale where the gross proceeds received by the Company and its Restricted Subsidiaries (taking the amount of cash and Cash Equivalents received, the principal amount of Indebtedness received and the fair market value of all other consideration) is in excess of $5,000,000.

        "Maturity Date" means September 21, 2012.

        "Maximum First-Lien Credit Documents Principal Amount" has the meaning given to it in the Intercreditor Agreement.

        "Maximum Second-Lien Principal Amount" has the meaning given to it in the Intercreditor Agreement.

        "Maximum Rate" has the meaning set forth in Section 9.13.

        "Moody's" means Moody's Investors Service, Inc.

        "Mortgage" means a mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt or similar security instrument which shall be, prior the date of Discharge of First-Lien Obligations, in substantially the same form delivered under the First-Lien Credit Agreement, and, thereafter, in a form reasonably acceptable to the trustee under the Second-Lien Note Indenture.

        "Mortgage Policy" means a mortgage title insurance policy or a binding commitment with respect thereto.

        "Mortgaged Property" means any Real Property owned or leased by the Company or any of its Subsidiaries which is encumbered (or required to be encumbered) by a Mortgage.

        "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate has any actual or contingent liability.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary or any Restricted Affiliate) net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants, consultants and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary or any Restricted Affiliate) owning a beneficial interest in or having a Permitted Lien on the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by the Company or any

Restricted Subsidiary or any Restricted Affiliate, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary or any Restricted Affiliate, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Agent.

        "New York Microwave Subscribers" means certain subscribers of telecommunication, video or broadband services delivered via microwave, including certain wiring and equipment utilized by such subscribers, owned by the Company and its Subsidiaries that are, on the Effective Date, physically located in New York City and Northern New Jersey plus (i) such additional subscribers of telecommunication, video or broadband services delivered via microwave and related assets as are, after the Effective Date, acquired and located in New York City and Northern New Jersey pursuant to Capital Expenditures made in accordance with Annex I, (ii) related net working capital and (iii) Equity Interests in Persons that own no assets other than such assets.

        "Non-Wholly Owned Subsidiary" means any Subsidiary of the Company that is not a Wholly-Owned Subsidiary of the Company.

        "Notice of Plan Effective Date" means the notice from the Company certifying that the effective date for the Plan of Reorganization has occurred.

        "Obligations" has the meaning assigned to such term in the Security Agreement.

        "Off-Balance Sheet Liabilities" of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any obligation under a Synthetic Lease or
(iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

        "Original Credit Agreement" has the meaning assigned to such term in the preamble to this Agreement.

        "Original Credit Documents" means the Original Credit Agreement, any Notes, the other Security Documents and all filings and other agreements, instruments, documents and certificates delivered to the Agent, the Collateral Agent or any Lenders in connection with the Original Credit Agreement.

        "Other Hedging Agreement" means any foreign exchange contracts, currency swap agreements, commodity agreements or other similar arrangements, or arrangements designed to protect against fluctuations in currency values or commodity prices.

        "Other Senior Debt Pro Rata Share" means the amount of the applicable Excess Proceeds obtained by multiplying the amount of such Excess Proceeds by a fraction, (i) the numerator of which is the aggregate accreted value and/or principal amount, as the case may be, of all Indebtedness (other than (w) Term Loans, (x) Subordinated Indebtedness, (y) First-Lien Obligations and (z) Second-Lien Obligations) of the Company outstanding at the time of the applicable Asset Sale with respect to which the Company is required to use Excess Proceeds to repay or make an offer to purchase or repay and (ii) the denominator of which is the sum of (a) the aggregate principal amount of all Term Loans outstanding at the time of the offer to purchase or repay with respect to the applicable Asset Sale and
(b) the aggregate principal amount or the aggregate accreted value, as the case may be, of all other Indebtedness (other than Subordinated Indebtedness, the First-Lien Obligations and the Second-Lien Obligations) of the Company outstanding at the time of the applicable prepayment date with respect to which the Company is required to use the applicable Excess Proceeds to offer to repay or make an offer to purchase or repay.

        "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Credit Document.

        "Outstanding Indebtedness" has the meaning assigned to it in the preamble to this Agreement.

        "Participant" has the meaning set forth in Section 9.04.

        "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

        "Permitted Acquisition" means the acquisition by the Company or a Domestic Restricted Subsidiary of the Company of either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of the Company or (y)100% of the Capital Stock of any such Person, which Person shall, as a result of the respective Permitted Acquisition, become a Domestic Restricted Subsidiary of the Company (or shall be merged with and into the Company or a Domestic Restricted Subsidiary, with the Company or such Domestic Restricted Subsidiary being the surviving Person).

        "Permitted Business" has the meaning set forth in Section 6.03(b).

        "Permitted Indebtedness" means the following Indebtedness (each of which shall be given independent effect):

        (a)     Indebtedness under this Agreement and the other Credit
Documents;

        (b) Indebtedness of the Company and/or any Restricted Subsidiary outstanding on the Effective Date and set forth on Schedule 6.01 (which shall not include the Indebtedness under clause (h) below, as reduced by any permanent repayments of principal thereof), without giving effect to any subsequent extension, renewal or refinancing thereof;

        (c) (i) Indebtedness of any Restricted Subsidiary owed to and held by the Company or a Domestic Restricted Subsidiary and (ii) Indebtedness of a Foreign Restricted

Subsidiary owed to and held by another Foreign Restricted Subsidiary and (iii) Indebtedness of the Company, not secured by any Lien, owed to and held by any Domestic Restricted Subsidiary; provided that an incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition (excluding assignments as security to financial institutions) of any Indebtedness of the Company or a Restricted Subsidiary referred to in this clause (c) to a Person (other than the Company or a Domestic Restricted Subsidiary) or (y) any sale or other disposition by the Company or any Restricted Subsidiary of Capital Stock of a Restricted Subsidiary, or Designation of an Unrestricted Subsidiary, which holds Indebtedness of the Company or Restricted Subsidiary such that such Restricted Subsidiary, in any such case, ceases to be a Domestic Restricted Subsidiary;

        (d) Interest Rate Obligations of the Company and/or any Restricted Subsidiary relating to Indebtedness of the Company and/or such Restricted Subsidiary, as the case may be so long as the entering into of such Interest Rate Obligations are bona fide hedging activities and are not for speculative purposes;

        (e) Indebtedness of the Company and/or any Restricted Subsidiary in respect of performance bonds of the Company or any Restricted Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary incurred in the ordinary course of business;

        (f) Indebtedness of the Company and its Restricted Subsidiaries evidenced by Capitalized Lease Obligations and purchase money Indebtedness described in clause (vii) of the definition of Permitted Liens, provided that in no event shall the sum of the aggregate principal amount of all Capitalized Lease Obligations and purchase money Indebtedness permitted by this clause (iii) exceed $25,000,000 at any time outstanding;

        (g) Indebtedness of a Restricted Subsidiary of the Company acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (y) such Indebtedness does not constitute debt for borrowed money, it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (g) and (z) the aggregate principal amount of all Indebtedness permitted by this clause (g) shall not exceed $17,500,000 at any one time outstanding;

        (h) Indebtedness of the Company, and guarantees thereof by the Subsidiaries of the Company under the Second-Lien Note Indenture and the other Second-Lien Note Documents in an aggregate principal amount not to exceed $150,000,000 (less the amount of any repayments of principal thereof made after the Effective Date);

        (i) Indebtedness of the Company and/or any Restricted Subsidiary to the extent it represents a replacement, renewal, refinancing or extension (a "Refinancing") of outstanding Indebtedness of the Company and/or any Restricted Subsidiary incurred or outstanding pursuant to clause (a), or (b), of this definition or the proviso of Section 6.01 hereof, provided that (1) Indebtedness of the Company may not be Refinanced to such extent under this clause (i) with Indebtedness of any Restricted Subsidiary, and (2) any such Refinancing shall only be permitted under this clause (i) to the extent that (x) it does not result in a lower Average Life to Stated Maturity of such Indebtedness as compared with the Indebtedness being Refinanced and (y) it does not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being Refinanced plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such Refinancing and such reasonable fees and expenses incurred in connection therewith;

        (j) Indebtedness of the Company and/or any Restricted Subsidiary incurred under the First-Lien Credit Agreement, and any Refinancings of the foregoing, such that the aggregate principal amount of such Indebtedness of the Company and the Restricted Subsidiaries does not exceed, at the time of the incurrence of such Indebtedness, the Maximum First-Lien Credit Documents Principal Amount then in effect;

        (k) guarantees by the Company of Indebtedness or operating lease payment obligations of any Wholly Owned Domestic Restricted Subsidiary and by any Wholly Owned Domestic Restricted Subsidiary of Indebtedness or operating lease payment obligations of any other Wholly Owned Domestic Restricted Subsidiary, in each case so long as the respective underlying guaranteed Indebtedness or operating lease payment obligations are otherwise permitted in accordance with the relevant terms of this Agreement (other than this clause
(k)); and

        (l) in addition to the items referred to in clauses (a) through (k) above, Indebtedness of the Company and/or the Restricted Subsidiaries having an aggregate principal amount not to exceed $17,500,000 at any time outstanding.

        "Permitted Investments" means Investments consisting of:

                (i) accounts receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Company or such Restricted Subsidiary;

                (ii)    cash and Cash Equivalents;

                (iii) Investments held by the Company or any Restricted Subsidiary on the Effective Date and described on Schedule 1.01B, provided that any additional Investments made with respect thereto shall constitute Permitted Investments only if permitted under the other provisions of this definition;

                (iv) Investments acquired by the Company or any Restricted Subsidiary (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                (v) loans and advances by the Company or any Restricted Subsidiary to their officers and employees for moving, relocation and travel expenses and other similar expenditures, in each case in the ordinary course of business in an aggregate amount not to exceed $10,500,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances);

                (vi) Interest Rate Obligations of counterparties under agreements permitted under clause (d) of the definition of "Permitted Indebtedness";

                (vii) intercompany loans and advances between and among the Company and the Domestic Restricted Subsidiaries (collectively, "Intercompany Loans"), provided that promissory notes evidencing such Intercompany Loan shall be pledged to the Collateral Agent pursuant to, and to the extent required by, the Pledge Agreement but subject to the Intercreditor Agreement;

                (viii)  Permitted Acquisitions and the Starpower Acquisition;

                (ix) Investments by the Company and its Restricted Subsidiaries in Capital Stock of Subsidiaries that are Domestic Restricted Subsidiaries both before and after such investments; provided that any such Capital Stock held by the Company shall be pledged pursuant to the Pledge Agreement;

                (x) loans by the Company to the Employee Stock Ownership Plan of the Company, 100% of the gross proceeds of which (without reduction for costs, fees and expenses or other items) are immediately thereafter utilized by such Employee Stock Ownership Plan to purchase from the Company not more than 350,000 shares of the Company's common stock (such number of shares to be adjusted to reflect stock splits, stock dividends, stock combinations and similar events); and

                (xi) Investments by the Company and its Subsidiaries consisting of corporate bonds that the Company or such Subsidiary holds on the Effective Date; provided that such bonds are sold on or prior to March 31, 2005.

        "Permitted Encumbrance" means, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, which exceptions prior to the date of Discharge of First-Lien Obligations must be acceptable to the Administrative Agent under the First-Lien Credit Agreement in its reasonable discretion.

        "Permitted Liens" means:

                (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

                (ii) Liens in respect of property or assets of the Company or any of its Restricted Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Company's or such Restricted Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Company or such Restricted Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule 1.01A, but only to the respective date, if any, set forth in such Schedule 1.01A for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on such
    Schedule 1.01A, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Company or any of its Restricted Subsidiaries;

                (iv) Liens created by or pursuant to (x) the First-Lien Credit Documents and (y) the Second-Lien Note Documents;

                (v) licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Company or any of its Restricted Subsidiaries;

                (vi) Liens upon assets of the Company or any of its Restricted Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by clause (f) of the definition of "Permitted Indebtedness", provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any asset of the Company or any other asset of the Company or any Restricted Subsidiary of the Company;

                (vii) Liens placed upon equipment or machinery acquired after the Effective Date and used in the ordinary course of business of the Company or any of its Restricted Subsidiaries and placed at the time of the acquisition thereof by the Company or such Restricted Subsidiary or within 180 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment or machinery or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) the Indebtedness secured by such Liens is permitted by clause (f) of the definition of "Permitted Indebtedness" and
    (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Company or of any Restricted Subsidiary;

                (viii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Company or any of its Restricted Subsidiaries;

                (ix) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into in the ordinary course of business;

                (x) Liens arising out of the existence of judgments or awards in respect of which the Company or any of its Restricted Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all cash (including the stated amount of all letters of credit) and the fair market value of all other property subject to such Liens does not exceed $10,500,000 at any time outstanding;

                (xi) statutory and common law landlords' liens under leases to which the Company or any of its Restricted Subsidiaries is a party;

                (xii) Liens (other than Liens imposed under ERISA), including deposits, incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and consistent with past practice (exclusive of obligations in respect of the payment for borrowed money), provided that the aggregate amount of all cash and the fair market value of all other property subject to all Liens permitted by this clause (xii) shall not at any time exceed $11,000,000;

                (xiii)  Permitted Encumbrances;

                (xiv) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Restricted Subsidiary of the Company in existence at the time such Restricted Subsidiary is acquired pursuant to such an acquisition, provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under clause (g) of the definition of "Permitted Indebtedness", and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such acquisition and do not attach to any asset of the Company or any other asset of the Company or any of its Restricted Subsidiaries;

                (xv) restrictions on the transfer or pledge of assets contained in any FCC License or imposed by the Communications Act, comparable state or local legislation, regulations or ordinances or the terms of cable TV franchises;

                (xvi) Liens consisting of customary options, calls, puts or restrictions on transfer relating to Capital Stock of Non-Wholly Owned Subsidiaries and arising under joint venture arrangements with other holders (other than the Company and its Affiliates) of such Capital Stock; and

                (xvii) other Liens, so long as neither the aggregate fair market value of all assets subject thereto, nor the aggregate amount of Indebtedness or other obligations secured thereby, exceeds $12,500,000.

        "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

        "PIK Amount" has the meaning set forth in Section 2.13(b)(i).

        "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA.

        "Plan Documents" has the meaning provided in the Plan of Reorganization.

        "Plan of Reorganization" has the meaning assigned to such term in the preamble to this Agreement.

        "Pledge Agreement" means the Pledge Agreement, substantially in the form of Exhibit D, between the Company and the Agent as collateral agent for the benefit of the Secured Creditors.

        "Pledge Agreement Collateral" means all "Collateral" as defined in the Pledge Agreement.

        "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding, or issued after the Effective Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

        "Pro Forma Basis" means, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (x) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) after the first day of the relevant Calculation Period as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (y) the permanent repayment of any Indebtedness (other than revolving Indebtedness except to the extent accompanied by a corresponding permanent commitment reduction) after the first day of the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period and/or (z) the Permitted Acquisition, if any, then being consummated as well as any other Permitted Acquisition or Material Asset Sale consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Permitted Acquisition then being effected, as the case may be, with the following rules to apply in connection therewith:

                (i) all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) incurred or issued after the first day of the relevant Calculation Period (whether incurred to finance a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination and (y) (other than revolving Indebtedness except to the extent accompanied by a corresponding permanent commitment reduction) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination;

                (ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness, or (y) at the rate which would have been applicable thereto on the last day of the respective Calculation Period, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); and

                (iii) in making any determination of Consolidated EBITDA, pro forma effect shall be given to any Permitted Acquisition or Material Asset Sale consummated during the periods described above, with such Consolidated EBITDA to be determined as if such Permitted Acquisition or Material Asset Sale was consummated on the first day of the relevant Calculation Period, taking into account, for any portion of the relevant period being tested occurring prior to the consummation of any Permitted Acquisition or Material Asset Sale, demonstrable cost savings actually achieved simultaneously with, or to be achieved within a 1-year period following, the closing of the respective Permitted Acquisition or Material Asset Sales, which cost savings would be permitted to be recognized in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act, as if such cost-savings were realized on the first day of the relevant period.

        "RCN International" means RCN International Holdings, Inc., a Delaware corporation.

        "Refinancing" has the meaning set forth in clause (i) of the definition of "Permitted Indebtedness."

        "Register" has the meaning set forth in Section 9.04.

        "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, members, stockholders, officers, employees, agents and advisors of such Person and such Person's Affiliates.

        "Related Fund" means with respect to any Lender that is a fund that invests in bank loans in the ordinary course of business, any other fund that invests in bank loans in the ordinary course of business and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

        "Replacement Assets" has the meaning set forth in Section 6.04.

        "Required Lenders" means, at any time, Lenders having Term Loans representing more than 50% of the sum of the total principal amount of outstanding Term Loans at such time.

        "Required Unrestricted Cash Amount" means at any time the Adjusted Leverage Ratio (as determined from the financial statements last delivered pursuant to Section 5.01(b) or (c), as the case may be) is within a range set forth below, the amount of Unrestricted Cash opposite such Adjusted Leverage Ratio Range set forth below:

                                                Minimum Required Unrestricted
        Adjusted Leverage Ratio                 Cash and Cash Equivalents
        -------------------------------------   -----------------------------
        Greater than 6.50:1.00                  $  72,250,000

        Greater than 5.50:1.00, but less than
        or equal to 6.50:1.00                   $  68,000,000

        Greater than 4.50:1.00, but less than
        or equal to 5.50:1.00                   $  59,500,000

        Greater than 3.50:1.00, but less than
        or equal to 4.50:1.00                   $  51,000,000

        Greater than 3.00:1.00, but less than
        or equal to 3.50:1.00                   $  42,500,000

        Greater than 2.50:1.00, but less than
        or equal to 3.00:1.00                   $  21,250,000

        Less than or equal to 2.50:1.00         $           0

        Notwithstanding the foregoing, prior to delivery of financial statements pursuant to Section 5.01(b) for the fiscal quarter ended March 31, 2005, the Adjusted Leverage Ratio shall be deemed to be greater than 6.50:1.00 (and the Required Unrestricted Cash Amount until such time shall be $72,250,000).

        "Restricted" means, when referring to cash or Cash Equivalents of the Company or any of its Subsidiaries, that such cash or Cash Equivalents (i) appears (or would be required to appear) as "restricted" on a consolidated balance sheet of the Company or of any such Subsidiary, (ii) are subject to any Lien in favor of any Person other than the Collateral Agent for the benefit of the Secured Creditors or (iii) are not otherwise generally available for use by the Company or any of its Subsidiaries.

        "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock) of the Company; (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company (other than any such Capital Stock owned by the Company or a Wholly Owned Restricted Subsidiary);
(iii) the purchase, redemption, defeasance or other acquisition or retirement for value prior to any scheduled repayment, sinking fund or maturity of any Subordinated Indebtedness (other than any Subordinated Indebtedness held by the Company or a Wholly Owned Restricted Subsidiary); or (iv) the making by the Company or any Restricted Subsidiary of any Investment (other than a Permitted Investment) in any Person.

        "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors, by a Board Resolution delivered to the Agent, as an Unrestricted Subsidiary pursuant to and in compliance with
Section 6.09 hereof. Any such designation may be revoked by a Board Resolution delivered to the Agent, subject to the provisions of Section 6.09.

        "Restricted Subsidiary Indebtedness" means Indebtedness of any Restricted Subsidiary (i) which is not subordinated to any other Indebtedness of such Restricted Subsidiary and (ii) in respect of which the Company is not also obligated (by means of a guarantee or otherwise) other than, in the case of this clause (ii), Indebtedness under the First-Lien Credit Agreement and the Second-Lien Note Indenture.

        "Returns" has the meaning set forth in Section 3.09.

        "Rollover Amount" has the meaning set forth in Annex I.

        "S&P" means Standard & Poor's Ratings Services, a division of the McGraw Hill Companies.

        "San Francisco Assets" means the Telecommunications Assets owned by the Company and its Subsidiaries that are, on the Effective Date, physically located in the San Francisco, California metropolitan area and utilized to provide telecommunications services to customers of the Company or its Subsidiaries in the San Francisco, California metropolitan area plus (i) such additional Telecommunications Assets as are, after the Effective Date, acquired for such cable systems and located in the San Francisco, California metropolitan area pursuant to Capital Expenditures made in accordance with clause (a) of Annex I,
(ii) related net working capital and (iii) Equity Interests in Persons that own no assets other than such assets.

        "SEC" has the meaning set forth in Section 5.01.

        "Second-Lien Administrative Agent" means the "Trustee" (including in its capacity as collateral agent under the Second-Line Note Documents) under and as defined in the Second-Lien Note Indenture.

        "Second-Lien Collateral Agent" means the "Trustee" under and as defined in the Second-Lien Note Documents.

        "Second-Lien Note Documents" has the meaning given to it in the Intercreditor Agreement.

        "Second-Lien Note Indenture" has the meaning given to it in the Intercreditor Agreement.

        "Second-Lien Obligations" has the meaning given to it in the Intercreditor Agreement.

        "Second Priority Lien" means the Liens that secure obligations under any other agreements evidencing indebtedness secured by a second priority Lien on any assets or properties of the Company.

        "Secured Creditors" has the meaning given to it in the Security
Agreement.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        "Security Agreement" means the Security Agreement, substantially in the form of Exhibit E, between the Company and the Agent for the benefit of the Secured Creditors.

        "Security Agreement Collateral" means all "Collateral" as defined in the Security Agreement.

        "Security Documents" means, collectively, the Security Agreement, the Pledge Agreement, the Intercreditor Agreement and all other security agreements, pledges, collateral assignments or other instruments evidencing or creating any Security Interests in favor of the Collateral Agent, for the benefit of the Agent and the Lenders, in all or any portion of the Collateral, in each case, as amended, modified, restated, supplemented or replaced from time to time.

        "Security Interests" means the Liens on the Collateral created by the Security Documents in favor of the Collateral Agent for the benefit of the Lenders.

        "Senior Credit Agreements" means, together, the First-Lien Credit Agreement and the Second-Lien Note Indenture.

        "Senior financial covenant" has the meaning set forth in Section 5.09.

        "Senior Lenders" means the lenders under the First-Lien Credit Agreement and the holders of the notes issued pursuant to the Second-Lien Note Indenture.

        "Senior Liens" means the Liens on the Collateral granted by the Company or the Subsidiaries of the Company to secure the payment of any First-Lien Obligations or any Second-Lien Obligations, and all replacements, renewals and other modifications of such Liens.

        "Significant Restricted Subsidiary" means any Restricted Subsidiary (or group of Restricted Subsidiaries) that would constitute a Significant Restricted Subsidiary, as defined under Regulation S-X (or any successor regulation) under the Securities Act, but substituting therein 5% for each reference to 10%.

        "Special Default" means (a) a Default under Section 7.01(a), (b) or, to the extent constituting a failure to make a payment, 7.01(c) or (b) any other Event of Default.

        "Starpower" means Starpower Communications, LLC, a Delaware limited liability company.

        "Starpower Acquisition" means the acquisition by the Company of the 50% of the Capital Stock in Starpower not owned by the Company for aggregate consideration not exceeding $32,000,000.

        "Starpower Group" means Starpower and its subsidiaries.

        "Subordinated Indebtedness" means any Indebtedness of the Company or any Subsidiary of the Company which is expressly subordinated in right of payment to any other Indebtedness of the Company or such Subsidiary of the Company.

        "Subsidiary" means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (ii) any other Person of which at least a majority of voting interest is at the time, directly or indirectly, owned by such Person. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

        "Subsidiary Credit Party" means, following a Collateral Trigger Date, any Wholly Owned Restricted Subsidiary that is a Significant Restricted Subsidiary and is not a Foreign Subsidiary and that is (as of such date) a "non-restricted Subsidiary" as such term is defined in the definition of "Collateral Trigger Date."

        "Synthetic Lease" means a lease transaction under which the parties intend that (i) the lease will be treated as an "operating lease" by the lessee and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

        "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

        "Telecommunications Assets" means properties or assets utilized directly or indirectly for the design, development, construction, installation, operation, integration, management or provision of any telecommunications business, including voice, video and data transmission products, services and systems and any business reasonably related to the foregoing.

        "Term Loans" means the loans made by the Lenders to the Company pursuant to this Agreement.

        "Term Note" has the meaning set forth in Section 2.08(e).

        "Test Period" means (i) for the period ended March 31, 2005, the fiscal quarter of the Company then ended, (ii) for the period ended June 30, 2005, the two consecutive fiscal quarters (taken as one accounting period) of the Company then ended, (iii) for the period ended September 30, 2005, the three consecutive fiscal quarters (taken as one accounting period) of the Company then ended and
(iv) thereafter, each period of four consecutive fiscal quarters of the Company then last ended (in each case taken as one accounting period).

        "Total Leverage Ratio" shall mean, at any time, the ratio of Consolidated Indebtedness at such time to Consolidated EBITDA for the Test Period then most recently ended.

        "Transaction" means, collectively, (i) the consummation of the Plan of Reorganization, (ii) the entering into of the First-Lien Credit Documents and the occurrence of the Credit Events thereunder on the Effective Date, (iii) the entering into of the Second-Lien Note Documents and the issuance of all Second-Lien Notes thereunder on the Effective Date, (iv) the entering into of the Credit Documents and (v) the payment of all fees and expenses in connection with the foregoing.

        "Unrestricted" means, when referring to cash or Cash Equivalents of the Company or any of its Subsidiaries, that such cash or Cash Equivalents are not Restricted.

        "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to and in compliance with Section 6.09 hereof. Any such designation may be revoked by a Board Resolution delivered to the Agent, subject to the provisions of Section 6.09.

        "Voting Stock" means, with respect to any Person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

        "Wholly Owned Domestic Restricted Subsidiary" means, as to any Person, any Wholly Owned Subsidiary of such Person which is a Restricted Subsidiary and is incorporated or organized in the United States or any State thereof.

        "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of which all of the outstanding Capital Stock is owned by the Company or another Wholly Owned Restricted Subsidiary. For the purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Restricted Subsidiary.

        "Wholly Owned Subsidiary" means, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

        "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

        1.02    [Reserved].

        1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

        1.04 Accounting Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided that, if the Company notifies the Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if (based on a request from the Required Lenders) the Agent notifies the Company that the Required Lenders have requested an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

        2.01 Outstanding Term Loans. On the terms and subject to the conditions hereof, each Lender agrees, on a several but not joint basis, to make a Term Loan to the Company, in the amounts set forth on Schedule 2.01 hereto, on the Effective Date.

        2.02    [Reserved].

        2.03    [Reserved].

        2.04    [Reserved].

        2.05    [Reserved].

        2.06    [Reserved].

        2.07    [Reserved].

        2.08    Repayment of Term Loans; Evidence of Debt.

        (a) The Company hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.09.

        (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Term Loan made by Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

        (c) The Agent shall maintain accounts in which it shall record (i) the amount of each Term Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

        (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall conclusively establish the existence and amounts of the obligations recorded therein, absent manifest error; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Company to repay the Term Loans in accordance with the terms of this Agreement.

        (e) Any Lender may request that Term Loans made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender or its registered assigns) and in the form of Exhibit F hereto (each a "Term Note" and, collectively, the "Term Notes"). Thereafter, the Term Loans evidenced by such Term Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Term Notes in such form payable to the payee named therein (or, if such Term Note is a registered note, to such payee and its registered assigns).

        2.09 Repayment of Term Loans. The Company shall repay the outstanding principal balance of the Term Loans plus all accrued and unpaid interest thereon, on the Maturity Date.

        2.10    Prepayment of Term Loans.

        (a) The Company may prepay any of the Term Loans under this Section 2.10(a), in whole or in part, to the extent permitted by the Senior Credit Agreements and subject to the requirements of this Section, provided that the Company shall at the time of such prepayment pay to the Agent, for the pro rata account of each Lender, the following amounts:

                (i) if such prepayment is made after the Effective Date but before the second anniversary thereof, 100% of the then principal amount of the Term Loan, plus all accrued and unpaid interest;

                (ii) if such prepayment is made on or after the second anniversary of the Effective Date but before the third anniversary thereof, 103% of the then principal amount of the Term Loan, plus all accrued and unpaid interest;

                (iii) if such prepayment is made on or after the third anniversary of the Effective Date but before the fourth anniversary thereof, 102% of the then principal amount of the Term Loan, plus all accrued and unpaid interest;

                (iv) if such prepayment is made on or after the fourth anniversary of the Effective Date but before the fifth anniversary thereof, 101% of the principal amount of the Term Loan, plus all accrued and unpaid interest; or

                (v) if such prepayment is made on or after the fifth anniversary of the Effective Date but before the Maturity Date, 100% of the then principal amount of the Term Loan, plus all accrued and unpaid interest.

        (b) Following the end of each fiscal year of the Company, commencing at the end of the fiscal year in which all amounts outstanding under the Senior Credit Agreements have been paid in full, the Company shall prepay Term Loans in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year; provided that any Lender may waive the right to receive the amount of such mandatory prepayment and such amount shall be applied to the other Term Loans being repaid pro rata. Each prepayment pursuant to this paragraph shall be made without any premium or penalty of any kind and shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

        (c) In the event of the receipt by the Company of Excess Proceeds that are not used to repay the First-Lien Obligations and/or the Second-Lien Obligations, the Company shall prepay the Term Loans on the next Business Day in an amount equal to such proceeds not so used, to the extent permitted by the Senior Credit Agreements and subject to the requirements of this Section.

        (d) Prior to any optional or mandatory prepayment of Term Loans pursuant to this Section, the Company shall select the Term Loans to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (e) of this Section provided that all Term Loans shall be paid pro rata.

        (e) The Company shall notify the Agent in writing of any prepayment hereunder not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of the Term Loans or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Agent shall advise the Lenders of the contents thereof. Each prepayment of the Term Loans shall be applied ratably to the Term Loans. Prepayments shall be accompanied by accrued interest to the extent required by
Section 2.13 and provided further that no prepayment of Term Loans need be made under this paragraph (e) until the aggregate amount of Net Cash Proceeds received in respect of which prepayments are otherwise required to be made equals or exceeds $5,000,000, at which time a prepayment shall be made in an aggregate amount equal to all such Net Cash Proceeds in respect of which no such prepayment has yet been made.

        2.11    [Reserved].

        2.12    Fees.

        (a) The Company agrees to pay to the Agent and each Lender, in each case for such Person's own account, fees and other consideration payable in the amounts and at the times separately agreed upon between the Company and the Agent or such Lender, respectively.

        (b) Except as set forth in any agreement referred to in clause (a) above, all fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Agent for distribution, in the case of participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances unless paid in the absence of an obligation to pay such fee.

        2.13    Interest.

        (a)     The Term Loans shall accrue interest at the FX Rate.

        (b) (i) From the Effective Date through and including March 31, 2006, the interest accrued to any Interest Payment Date shall be capitalized and added to the principal amount of the Term Loans (such accrued interest, the "PIK Amount") and no interest for such period shall be paid in cash. From and after each Interest Payment Date, the principal amount of Term Loan shall, without further action on the part of the Company or the Lenders, be deemed to be increased by the PIK Amount so capitalized and added to the principal in accordance with the provisions hereof.

                (ii) From and after April 1, 2006 through the Maturity Date, accrued interest shall be payable on each Interest Payment Date as follows: (i) interest at a rate of 6.25% per annum shall be paid in cash, and (ii) interest at a rate of 6.95% per annum shall be capitalized as a PIK Amount and the principal amount of the Term Loan shall, without further action on the part of the Company or the Lenders, be deemed to be increased by the PIK Amount so capitalized and added to the principal in accordance with the provisions hereof; provided, that, for any Interest Payment Date, the Company may elect to pay in cash the full amount of the interest accrued for that interest period, in which case interest shall be deemed to have accrued at a rate per annum of 12.5% for such period.

        (c) Notwithstanding the foregoing, if any principal of or interest on any Term Loan or any fee or other amount payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the applicable FX Rate.

        (d) Accrued interest on each Term Loan shall be payable in arrears on each Interest Payment Date for such Term Loan; provided that, (i) in accordance with Section 2.13(b)(i), the Term Loans will not accrue cash interest prior to April 1, 2006, (ii) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, and (iii) in the event of any repayment or prepayment of any Term Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

        (e) All interest hereunder shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

        2.14    [Reserved].

        2.15    Increased Costs.

        (a) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, as a consequence of this Agreement or the Term Loans made by such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

        (b) A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) of this Section and the determination thereof shall be delivered to the Company and shall be conclusive absent demonstrable error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

        (c) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the

270-day period referred to above shall be extended to include the period of retroactive effect thereof.

        2.16    [Reserved].

        2.17    Taxes.

        (a) Any and all payments by or on account of any obligation of the Company or any Subsidiary hereunder or under any other Credit Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Company or any Subsidiary shall be required by law or regulation to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent or Lender(as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Company or such Subsidiary shall make such deductions and (iii) the Company or any Subsidiary, as the case may be, shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

        (b) In addition, the Company and any Subsidiary shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

        (c) The Company and any Subsidiary Credit Party shall, jointly and severally, indemnify the Agent and each Lender within 15 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes required to be paid by the Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Company or any Subsidiary hereunder or under any other Credit Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section), and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. After the Agent or such Lender learns of the imposition of such Indemnified Taxes or Other Taxes, such party will act in good faith to promptly notify the Company of its obligations thereunder. A certificate setting forth in reasonable detail the amount of such payment or liability and the determination thereof delivered to the Company by a Lender or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent demonstrable error.

        (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company or any Subsidiary to a Governmental Authority, the Company shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent and the Required Lenders.

        (e) Each Lender that is a Foreign Person and that is entitled to an exemption from or reduction of withholding tax with respect to payments under any Credit Document shall deliver to the Company (with a copy to the Agent, as applicable), at the time(s) prescribed by applicable law or reasonably requested by the Company (or the Agent, as applicable), such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate of withholding. Each Lender and Agent that is a United States person, as defined in section 7701(a)(30) of the Code (other than a Person that the Company may treat as an "exempt recipient" pursuant to Treasury Regulations section 1.6049-4(c)), shall deliver at the time(s) and in the manner(s) prescribed by applicable law or reasonably requested by the Company (or the Agent, as applicable), properly completed and duly executed United States Internal Revenue Form W-9 or any successor form, certifying that such Person is exempt from United States backup withholding tax on payments made under the Credit Documents. Notwithstanding any other provision of this Section 2.17(e), each such Lender shall not be required to deliver any form pursuant to this Section 2.17(e) that such Lender is not legally able to deliver (i) at the time such Lender becomes a party to this Agreement or (ii) to the extent that such failure is due to a change in treaty, law, regulation or any action by the Company occurring subsequent to the date on which such form originally was required to be provided pursuant to this Section 2.17(e).

        (f) If any Foreign Lender or Participant receives a refund of any Taxes or Other Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this
Section 2.17, it shall pay over such refund to the Company (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Foreign Lender without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Company, upon the request of such Foreign Lender, agrees to repay the amount paid over to the Company pursuant to this Section 2.17(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Foreign Lender in the event such Foreign Lender is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.17(f) shall require any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Company or any other Person.

        2.18    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

        (a) The Company shall make each payment required to be made by it hereunder or under any other Credit Document (whether of principal, interest, or fees, or of amounts payable under Section 2.15 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Credit Document for such payment (or, if no such time is expressly required, prior to 1:00 p.m., New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Agent, except that payments pursuant to Sections 2.15, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Credit Documents shall be made to the Persons specified therein. The Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Notwithstanding the foregoing, in no event shall the issuance of any warrants or other right to acquire any such Capital Stock of the Company to any Lender or any payment or proceeds resulting from such issuance constitute a payment which shall be subject to distribution amongst any other Lenders pursuant to this Section 2.18(a). If any payment under any Credit Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Credit Document shall be made in dollars.

        (b) If at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

        (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Company consents to the foregoing and agrees, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Company's rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.

        (d) Unless the Agent shall have received written notice from the Company prior to the date on which any payment is due to the Agent for the account of the Lenders hereunder that the Company will not make such payment, the Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Company has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the Federal Funds Effective Rate.

        (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.18(d) or 9.03(c), then the Agent shall (notwithstanding any contrary provision hereof) apply any amounts thereafter received by the Agent for the account of such

Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

        2.19    Mitigation Obligations; Replacement of Lenders.

        (a) If any Lender requests compensation under Section 2.15, or if the Company is required to pay any additional amount to (or for the benefit of) any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

        (b) If any Lender requests compensation under Section 2.15, or if the Company is required to pay any additional amount to (or for the benefit of) any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then the Company may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder or pursuant to any other Credit Document, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts). A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

                                  ARTICLE III

                         Representations and Warranties

        In order to induce the Lenders to enter into this Agreement and to make the Term Loans, the Company makes the following representations, warranties and agreements, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Term Notes and the making of the Term Loans on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this
Article III are true and correct in all material respects on and as of the Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

        3.01    Organizational Status. The Company and each of its Subsidiaries
(i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

        3.02 Power and Authority. The Company has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. The Company has duly executed and delivered each of the Credit Documents, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

        3.03 No Violation. Neither the execution, delivery or performance by the Company of the Credit Documents, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality or the terms of any FCC License or other Governmental Authorization, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents, the First-Lien Credit Documents and the Second-Lien Note Documents) upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust or credit agreement, or any other material agreement, contract or instrument, in each case to which the Company or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject, except for such conflicts, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of the Company or any of its Subsidiaries.

        3.04 Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (w) those that have otherwise been obtained or made on or prior to the Effective Date and which remain in full force and effect on the Effective Date, (x) filings which are necessary to perfect the security interests created under the Security Documents, which filings shall have been made (or will be made within ten (10) days of the Effective Date), (y) filings which are necessary to perfect the security interests created under the First-Lien Credit Documents, which filings will be made prior to the filings described in clause (x) and (z) and within ten (10) days following the Effective Date, and (z) filings which are necessary to perfect the security interests created under the Second-Lien

Security Documents, which filings will be made prior to the filings described in clause (x) and within ten (10) days following the Effective Date, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, the Company to authorize, or is required to be obtained or made by, or on behalf of, the Company in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

        3.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections.

        (a) The consolidated balance sheets of the Company and its Subsidiaries as at December 31, 2001, December 31, 2002, December 31, 2003, March 31, 2004, June 30, 2004 and September 30, 2004, and the related consolidated statements of income, cash flows and retained earnings of the Company for the fiscal years ended December 31, 2001, 2002 and 2003 and the six and nine-month periods ended June 30, 2004 and September 30, 2004, copies of which have been made available to the Lenders prior to the Effective Date, present fairly in all material respects the consolidated financial position of the Company at the dates of such balance sheets and the consolidated results of the operations of the Company for the periods covered thereby. All of the foregoing historical financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except, in the case of the aforementioned quarterly or monthly financial statements, for normal year-end audit adjustments and the absence of footnotes).

        (b) Except as fully disclosed in the financial statements made available pursuant to Section 3.05(a) there were as of the Effective Date no liabilities or obligations with respect to the Company or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to the Company or any of its Subsidiaries. As of the Effective Date, the Company knows of no basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements made available pursuant to Section 3.05(a) or referred to in the immediately preceding sentence which, either individually or in the aggregate, could reasonably be expected to be material to the Company or any of its Subsidiaries.

        (c) Since December 31, 2003, there have been no changes, events and/or occurrences that have had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

        3.06 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened (i) with respect to the Transaction or any Credit Document or (ii) that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

        3.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Company in writing to the Agent or any Lender (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Company in writing to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

        3.08    Use of Proceeds.

        (a) All proceeds of the Term Loans will be used by the Company to finance, in part, the Transaction and to pay the fees and expenses relating to the Transaction.

        (b) No part of the proceeds of any Term Loan will be used to purchase or carry any Margin Stock. Neither the making of any Term Loan, nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

        3.09 Tax Returns and Payments. The Company and each of its Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority all federal income tax and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by, or with respect to the income, properties or operations of, the Company and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the Company and its Subsidiaries for the periods covered thereby. The Company and each of its Subsidiaries has paid all taxes and assessments payable by it which have become due, other than (i) those that are immaterial, (ii) those being contested in good faith and adequately disclosed and fully provided for on the financial statements of the Company and its Subsidiaries in accordance with GAAP, (iii) those discharged pursuant to the Plan of Reorganization and (iv) those payable over time pursuant to the Plan of Reorganization (which taxes and assessments, in the case of this clause (iv) and to the extent due in accordance with the Plan of Reorganization, have been paid in all material respects in accordance with the terms of the Plan of Reorganization). Except as set forth on Schedule 3.09, there is no action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of the Company, threatened by any authority regarding any taxes relating to the Company or any of its Subsidiaries. Except as provided on Schedule 3.09, as of the Effective Date, neither the Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Company or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Company or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Company nor any of its Subsidiaries has incurred, nor will any of them incur, any material tax liability in connection with the Transaction or any other transactions contemplated hereby (it being understood that the representation contained in this sentence does not cover any future tax liabilities of the Company or any of its Subsidiaries arising as a result of the operation of their businesses in the ordinary course of business).

        3.10 Compliance with ERISA. Schedule 3.10 sets forth, as of the Effective Date, the name of each Plan. Each Plan (and each related trust) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received or timely applied for a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code within the preceding six years; neither the Company nor any of its Subsidiaries or ERISA Affiliates has ever maintained or contributed to, or had any obligation to maintain or contribute to (or borne any liability with respect to) any "employee pension benefit plan," within the meaning of Section 3(2) of ERISA, that is a "multiemployer plan," within the meaning of Section 3(37) of ERISA, or that is subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA or subject to Title IV of ERISA; neither the Company nor any of its Subsidiaries or ERISA Affiliates has any obligation to maintain or contribute to (or borne any liability with respect to) any Foreign Pension Plan; all contributions required to be made with respect to a Plan have been timely made; neither the Company nor any Restricted Subsidiary of the Company nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to
Section 409, 502(i), 502(l), 515, 4204 or 4212 of ERISA or Section 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Company or any Restricted Subsidiary of the Company or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or, to the knowledge of the Company, threatened; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Company, any Restricted Subsidiary of the Company, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code, except to the extent that any failure to comply could not reasonably be expected to result in a material liability to the Company or any of its Subsidiaries; each group health plan (as defined in 45 Code of Federal Regulations Section 160.103) which covers or has covered employees or former employees of the Company, any Restricted Subsidiary of the Company, or any ERISA Affiliate has at all times been operated in compliance with the provisions of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder, except to the extent that any failure to comply could not reasonably be expected to result in a material liability to the Company or any of its Subsidiaries; no lien imposed under the Code or ERISA on the assets of the Company or any Restricted Subsidiary of the Company or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Company and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

        3.11    The Security Documents.

        (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors, a legal, valid and enforceable security interest in all right, title and interest of the Company in the Security Agreement Collateral described therein, and the Collateral Agent, for the benefit of the Secured Creditors, has (or will have within ten (10) days of the Effective Date) a fully perfected security interest in all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens.

        (b) The security interests created under the Pledge Agreement in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors, constitute perfected security interests in the Pledge Agreement Collateral described in the Pledge Agreement, subject to no security interests of any other Person (other than the Senior Lenders). No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledge Agreement Collateral under the Pledge Agreement other than with respect to that portion of the Pledge Agreement Collateral constituting a "general intangible" under the UCC.

        3.12 Properties. All Real Property having a fair market value, as reasonably estimated by the Company, in excess of $1,000,000 that is owned by the Company or any of its Subsidiaries as of the Effective Date, and the nature of the interest therein, is correctly set forth in Schedule 3.12. Each of the Company and each of its Subsidiaries has good and indefeasible title to all material properties owned by it, including all material property reflected in the most recent historical balance sheets referred to in Section 3.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens.

        3.13 Capitalization. On the Effective Date, the authorized capital stock of the Company consists of 100,000,000 shares of common stock, $0.01 par value, of which 36,020,850 shares are issued and outstanding. All outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and non-assessable.

        3.14 Subsidiaries. On and as of the Effective Date and after giving effect to the Transaction, the Company has no Subsidiaries other than those Subsidiaries listed on Schedule 3.14. Schedule 3.14 correctly sets forth, as of the Effective Date and after giving effect to the Transaction, (i) the percentage ownership (direct and indirect) of the Company in each class of capital stock or other Capital Stock of each of its Subsidiaries and also identifies the direct owner thereof and (ii) the jurisdiction of organization of each such Subsidiary. All outstanding shares of capital stock or other Capital Stock of each Subsidiary have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. On the Effective Date and after giving effect to the Transaction, except as set forth on Schedule 3.14, no Subsidiary of the Company has outstanding any securities convertible into or exchangeable for its capital stock or other Capital Stock or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or other Capital Stock or any stock appreciation or similar rights.

        3.15 Compliance with Statutes. The Company and each of its Subsidiaries is in compliance with all applicable laws, statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business, the holding of the FCC Licenses and the other Governmental Authorizations and the ownership of its property (including, without limitation, applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        3.16 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

        3.17 Public Utility Holdings Company Act. Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holdings Company Act of 1935, as amended.

        3.18 Environmental Matters. (a) The Company and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the knowledge of the Company, threatened Environmental Claims against the Company or any of its Subsidiaries or any Real Property owned, leased or operated by the Company or any of its Subsidiaries (including, to the Company's knowledge, any such claim arising out of the ownership, lease or operation by the Company or any of its Subsidiaries of any Real Property formerly owned, leased or operated by the Company or any of its Subsidiaries but no longer owned, leased or operated by the Company or any of its Subsidiaries). There are no facts, circumstances, conditions or occurrences with respect to the business or operations of the Company or any of its Subsidiaries, or any Real Property owned, leased or operated by the Company or any of its Subsidiaries (including, to the Company's knowledge, any Real Property formerly owned, leased or operated by the Company or any of its Subsidiaries but no longer owned, leased or operated by the Company or any of its Subsidiaries) or, to the knowledge of the Company, any property adjoining or adjacent to any such Real Property that could be reasonably expected (i) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any Real Property owned, leased or operated by the Company or any of its Subsidiaries or
(ii) to cause any Real Property owned, leased or operated by the Company or any of its Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by the Company or any of its Subsidiaries under any applicable Environmental Law.

        (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned, leased or operated by the Company or any of its Subsidiaries or, to the knowledge of the Company, any property adjoining or adjacent to any Real Property, where such generation, use, treatment, storage, transportation or Release has violated or could be reasonably expected to violate any applicable Environmental Law or give rise to an Environmental Claim.

        (c) Notwithstanding anything to the contrary in this Section 3.18, the representations and warranties made in this Section 3.18 shall be untrue only if the effect of any or all conditions, violations, claims, restrictions, failures and noncompliances of the types described above could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        3.19 Labor Relations. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of the Company or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

        3.20 Intellectual Property, etc. The Company and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or rights with respect to the foregoing, necessary for the conduct of its business (the "Business Intellectual Property") without any known conflict with the rights of others arising from the Company's or its Subsidiaries' use of the Business Intellectual Property which, or the failure to obtain which, as the case may be, could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

        3.21 Indebtedness. Schedule 3.21 sets forth a true and complete list of all Indebtedness (including Contingent Obligations) of the Company and its Subsidiaries as of the Effective Date (excluding the Term Loans and the Indebtedness incurred pursuant to the First-Lien Credit Agreement and the Second-Lien Note Indenture) (the "Existing Indebtedness") which is to remain outstanding after giving effect to the Transaction, in each case showing the aggregate principal amount thereof and the name of the respective Company or any of its Subsidiaries which directly or indirectly guarantees such debt.

        3.22 Insurance. Schedule 3.22 sets forth a true and complete listing of all insurance maintained by the Company and its Subsidiaries as of the Effective Date, with the amounts insured (and any deductibles) set forth therein.

        3.23 Representations and Warranties in Other Documents. All representations and warranties set forth in the other Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Effective Date as if such representations or warranties were made on and as of such date (it being understood and agreed that any such representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects as of such specified date).

        3.24    FCC Licenses and Other Governmental Authorizations.

        (a) The Company and its Subsidiaries hold all FCC licenses, registrations and authorizations as are necessary to the Company's and its Subsidiaries' businesses (collectively, the "FCC Licenses"). Each of the FCC Licenses that is material to the business of the Company or any of its Subsidiaries has been validly issued and is in full force and effect. All FCC Licenses in effect on the Effective Date and their respective expiration dates are listed and described on Schedule 3.24. The Company has no knowledge of any condition imposed by the FCC as part of any FCC License which is neither set forth on the face thereof as issued by the FCC nor contained in the policies, rules and regulations of the FCC applicable generally to business of the type, nature, class or location of the Company and its Subsidiaries. The Company and its Subsidiaries are in compliance in all material respects with the terms and conditions of the FCC Licenses applicable to it and with applicable policies, rules and regulations of the FCC and the Communications Act, except to the extent that any failure to comply would not result in a Material Adverse Effect. No proceedings are pending or are, to the knowledge of the Company, threatened which may reasonably be expected to result in the revocation, rescission, modification, non-renewal or suspension of any FCC License that is material to the business of the Company or any of its Subsidiaries, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to the Company or any of its Subsidiaries that would, if such proceedings were decided adversely to the Company or the Subsidiaries, have a Material Adverse Effect. All material reports, applications, tariffs and other documents required to be filed by the Company or any of its Subsidiaries, as appropriate, with the FCC have in all material respects been timely filed and all such reports, applications, tariffs and documents are true, correct and complete in all material respects. To the knowledge of the Company, there are no unsatisfied or otherwise outstanding citations, complaint proceedings, notices of liability or notices of forfeiture issued by the FCC and received by the Company or a Restricted Subsidiary thereof with respect to the Company or any of its Subsidiaries or any of their respective operations.

        (b) In addition to the FCC Licenses issued by the FCC, the Company and its Subsidiaries hold all material licenses, certificates, registrations and authorizations issued by any other governmental entity (domestic and foreign) necessary to operate their respective businesses for each line of business of the Company or any of its Subsidiaries requiring such authorization and in each jurisdiction in which Company or any of its Subsidiaries may be deemed to be conducting their respective businesses under applicable law (collectively, the "Governmental Authorizations"). Each of the Governmental Authorizations has been validly issued and is in full force and effect. The Governmental Authorizations as of the Effective Date are listed on Schedule 3.24, with any expiration date for any such authorization identified on Schedule 3.24, with authorizations issued by state public service or utility commissions (or analogous state authorities) listed on Schedule 3.24 and other Governmental Authorizations listed on Schedule 3.24. None of the Governmental Authorizations contain any conditions or limitations outside the normal course that would materially and adversely restrict the operations of the Company or any of its Subsidiaries. The Company and its Subsidiaries have been and are in compliance in all respects with the terms and conditions of the Governmental Authorizations applicable to them, except to the extent that any failure to comply would not result in a Material Adverse Effect. Other than the proceedings of a general nature, no proceedings are pending or are, to the knowledge of the Company, threatened, and, to the Company's knowledge, no event has occurred, which may reasonably be expected to result in the revocation, rescission, adverse modification, non-renewal or suspension of any Governmental Authorization that is material to the business of the Company or any of its Subsidiaries, the denial of any pending applications therefor, the issuance of any cease and desist order, or the imposition of any material fines, forfeitures, or other administrative actions by a governmental entity. All material reports, applications, tariffs and other documents required to be filed by the Company or any of its Subsidiaries, as appropriate, with the governmental entity issuing a Government Authorization have in all material respects been timely filed, and all such reports, applications, tariffs and documents are true, correct and complete in all material respects. To the knowledge of the Company, there are no material unsatisfied or otherwise outstanding citations issued by any governmental entity and received by the Company or a Restricted Subsidiary thereof with respect to the Company or any of its Subsidiaries. Schedule 3.24 separately lists all pending applications for certificates or other authorizations from any state public service or utility commission (or analogous state authority).

        (c) The transactions contemplated herein, under applicable law (including the Communications Act) and the applicable policies, rules, regulations and practices of the FCC and other governmental entities, would not disqualify the Company or any of its Subsidiaries as an assignee or transferee of the FCC Licenses or the Governmental Authorizations or result in the imposition of any materially adverse condition on or modification of the FCC Licenses or the Governmental Authorizations.

        3.25 Intercreditor Agreement. Assuming that the Intercreditor Agreement has been duly authorized, executed and delivered by the parties thereto (other than the Company and its Subsidiaries), the Intercreditor Agreement is enforceable against the parties thereto (and the Creditors as defined therein) in accordance with its terms.

        3.26    Certain Agreements.

        (a) Neither the Company nor any of its Subsidiaries is a party to any agreement or instrument or subject to any corporate, partnership or limited liability company restriction, as the case may be, that, either individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect.

        (b) Neither the Company nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, if such default, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        3.27 Event of Default. No event has occurred or is continuing which constitutes, or with notice or lapse of time could constitute, an Event of Default.

                                   ARTICLE IV

                                   Conditions

        4.01 Effective Date. On the Effective Date, the following conditions shall have been satisfied (or waived in accordance with Section 9.02):

        (a) Term Notes. On or prior to the Effective Date; (i) Evergreen Investments (or its counsel) shall have received from each party hereto either a
(y) counterpart of this Agreement signed on behalf of such party or (z) written evidence satisfactory to the Lenders (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement; and (ii) there shall have been delivered to the Agent for the account of each of the Lenders that has requested same the appropriate Term Note executed by the Company in the amount, maturity and as otherwise provided herein.

        (b) Officer's Certificate. On the Effective Date, the Agent shall have received from the Company a certificate, dated such date and signed on behalf of the Company by an authorized representative of the Company, certifying on behalf of the Company that all of the conditions in each of Sections 4.01(f),
(g), (h), (j) and (o), have been satisfied on such date.

        (c) Opinions of Counsel. On the Effective Date, the Agent shall have received from (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, an opinion addressed to the Agent and the Lenders and dated the Effective Date substantially in the form of Exhibit B and (ii) Deborah M. Royster, general counsel to the Company, an opinion addressed to each Agent and the Lenders and dated the Effective Date substantially in the form of Exhibit C.

        (d) First-Lien Credit Agreement. On the Effective Date, the First-Lien Credit Agreement shall have been executed and delivered by the parties thereto and shall be in full force and effect. The Agent shall have received true and correct copies of all First-Lien Credit Documents, certified as such by an Authorized Representative of the Company, the First-Lien Credit Documents and all terms and conditions thereof (including, without limitation, amortization, maturities, interest rates, covenants, defaults, remedies, guaranties and guarantors) shall be in form and substance satisfactory to the Agent and the Required Lenders, and all conditions precedent to the First-Lien Credit Documents shall have been satisfied, and not waived unless consented to by the Agent and the Required Lenders, to the satisfaction of the Agent and the Required Lenders.

        (e) Second-Lien Note Indenture. On the Effective Date, the Second-Lien Note Indenture shall have been executed and delivered by the parties thereto and shall be in full force and effect, and the Company shall have received gross cash proceeds of at least $125,000,000 from the issuance of Second-Lien Notes thereunder, the full amount of which proceeds the Company shall utilize to make payments owing in connection with the Transaction contemporaneously with the utilization by the Company of any proceeds of Term Loans for such purpose. The Agent shall have received true and correct copies of all Second-Lien Note Documents, certified as such by an Authorized Representative of the Company, the Second-Lien Note Documents and all terms and conditions thereof (including, without limitation, amortization, maturities, interest rates, covenants, defaults, remedies, guaranties and guarantors) shall be in form and substance satisfactory to the Agent and the Required Lenders, and all conditions precedent under the Second-Lien Note Documents shall have been satisfied, and not waived unless consented to by the Agent and the Required Lenders, to the satisfaction of the Agent and the Required Lenders.

        (f) Adverse Change. On the Effective Date, there shall not have occurred (and neither the Agent nor the Required Lenders shall have become aware of any facts or conditions not previously known) which the Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, a Material Adverse Effect.

        (g) Litigation. On the Effective Date, no litigation by any entity (private or governmental) shall be pending or, to the knowledge of the Company, threatened with respect to (i) the Transaction or any documentation executed in connection therewith (including any Credit Document) or the transactions contemplated thereby or (ii) which is, or could reasonably be expected to have, a Material Adverse Effect.

        (h) Fees, etc. On the Effective Date, the Company shall have paid to the Agent and the Lenders all costs, fees and expenses (including, without limitation, legal fees and expenses of the Agent and their affiliates incurred prior to the Effective Date) payable to the Agent and the Lenders or otherwise payable in respect of the Transaction to the extent then due.

        (i) Corporate Documents; Proceedings; etc. (i) On the Effective Date, the Agent shall have received a certificate, dated the Effective Date, signed by an authorized officer of the Company and attested to by the Secretary or any Assistant Secretary of the Company, substantially in the form of Exhibit G with appropriate insertions, together with copies of the certificate of incorporation, by-laws or equivalent organizational documents of the Company, and the resolutions of the Company authorizing the transactions referred to herein and occurring on or prior to the Effective Date.

                (ii) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be in form and substance reasonably satisfactory to the Agent and the Required Lenders, and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Agent or the Required Lenders reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

        (j) The Transaction, etc. (i) On or prior to the Effective Date, (i) there shall have been delivered to the Agent true and correct copies of the Confirmation Order (which shall be a Final Order), the Plan of Reorganization, the Disclosure Statement and the other Plan Documents, which Confirmation Order, Plan of Reorganization, Disclosure Statement and other Plan Documents shall be in form and substance reasonably satisfactory to the Agent and the Required Lenders and shall be in full force and effect on the Effective Date (and with the Confirmation Order, the Plan of Reorganization and the Disclosure Statement also to be certified by the Bankruptcy Court), (ii) there shall have been delivered to the Agent a true and correct copy of the Notice of Plan Effective Date, which Notice of Plan Effective Date shall be in form and substance reasonably satisfactory to the Agent and the Required Lenders, shall have been entered by the Bankruptcy Court, shall be in full force and effect and shall not be subject to any stay, (iii) all conditions precedent to the effective date of the Plan of Reorganization shall have been satisfied (and not waived without the consent of the Agent and the Required Lenders) to the reasonable satisfaction of the Agent and the Required Lenders, (iv) the effective date of the Plan of Reorganization shall have occurred and the Plan of Reorganization shall have been substantially consummated, and (v) no request to revoke the Confirmation Order shall be pending before the Bankruptcy Court.

                (ii) On the Effective Date and prior to or concurrently with the incurrence of the Term Loans hereunder, each element of the Transaction shall have been consummated in accordance with the Plan of Reorganization, the other applicable Plan Documents and all applicable laws.

                (iii) On the Effective Date, (x) the aggregate amount of proceeds received by the Company from the term loans incurred under the First-Lien Credit Agreement on the Effective Date when added to the net cash proceeds received by the Company from the issuance of the Second-Lien Notes, shall be sufficient to make all cash payments required to be made pursuant to the Plan of Reorganization, (y) the Company shall have at least $115,000,000 of unrestricted cash and/or Cash Equivalents on hand after making all cash payments required to be made pursuant to the Plan of Reorganization and (z) the Agent shall have received evidence, in form, scope and substance reasonably satisfactory to it, that the matters set forth above in this Section 4.01(j)(iii) have been satisfied on such date.

        (k) Existing Indebtedness and Preferred Equity. On the Effective Date and after giving effect to the consummation of the Transaction, the Company and its Subsidiaries shall have no outstanding preferred equity or Indebtedness, except for (i) Indebtedness pursuant to (or in respect of) the Credit Documents,
(ii) Indebtedness pursuant to (or in respect of) the First-Lien Credit Documents
(iii) Indebtedness pursuant to (or in respect of) the Second-Lien Note Documents, and (iv) such other outstanding Indebtedness of the Company and its Subsidiaries permitted pursuant to Section 6.01. On and as of the Effective Date, all Indebtedness to remain outstanding as described in the immediately preceding sentence shall remain outstanding after giving effect to the Transaction and the other transactions contemplated hereby without any breach, required repayment, required offer to purchase, default, event of default or termination rights existing thereunder or arising as a result of the Transaction and the other transactions contemplated hereby and there shall not be any amendments or modifications to the documents governing any Existing Indebtedness that are adverse to the interests of the Lenders (other than as requested or approved by the Agent). On and as of the Effective Date, the Agent shall be satisfied with the amount of and the terms and conditions of all Indebtedness described above in this Section 4.01(k).

        (l) Pledge Agreement. On the Effective Date, the Company shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit D and shall have delivered to the First-Lien Collateral Agent (as defined in the Intercreditor Agreement), as Pledgee thereunder, all of the Pledge Agreement Collateral, if any, referred to therein and then owned by the Company, (i) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral and (ii) together with executed and undated endorsements for transfer in the case of Capital Stock constituting certificated Pledge Agreement Collateral, along with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent or the Required Lenders, desirable, to perfect the security interests purported to be created by the Pledge Agreement have been taken and the Pledge Agreement shall be in full force and effect.

        (m) Security Agreement. On the Effective Date, the Company shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit E covering all of the Company's Security Agreement Collateral, together with:

                (i) proper financing statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent or the Required Lenders, desirable, to perfect the security interests purported to be created by the Security Agreement;

                (ii) certified copies of requests for information or copies (Form UCC-11), or equivalent reports as of a recent date, listing all effective financing statements that name the Company or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above and in such other jurisdictions in which Collateral is located on the Effective Date, together with copies of such other financing statements that name the Company or any of its Subsidiaries as debtor (none of which shall cover any of the Collateral except (x) to the extent evidencing Permitted Liens or (y) those in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing);

                (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent or the Required Lenders, desirable, to perfect the security interests intended to be created by the Security Agreement; and

                (iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent or the Required Lenders, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken, and the Security Agreement shall be in full force and effect.

        (n) Intercreditor Agreement. The Company, the Agent and the other parties thereto shall have duly authorized, executed and delivered the Intercreditor Agreement in the form of Exhibit H hereto, and the Intercreditor Agreement shall be in full force and effect.

        (o)     Governmental Approvals; etc. On or prior to the Effective Date,
(A) all necessary governmental (domestic (including those of the Bankruptcy Court) and foreign) and third party approvals in connection with the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Agent, (B) all necessary material governmental (domestic and foreign) and third party approvals in connection with any Existing Indebtedness which is to remain outstanding after the Effective Date and the consummation of the Transaction shall have been obtained and remain in full force and effect and evidence thereof shall have been provided to the Agent and (C) all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the making of the loans and the transactions contemplated by the Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed by any Governmental Authority or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon, or materially delaying, or making economically unfeasible, the consummation of the Transaction or the making of the loans or the transactions contemplated by the Documents.

        (p) Financial Statements; etc. (i) On or prior to the Effective Date, the Agent and the Lenders shall have received true and correct copies of the historical financial statements referred to in Sections 3.05(a), which historical financial statements shall be in form and substance reasonably satisfactory to the Agent and the Required Lenders.

                (ii) On or prior to the Effective Date, the Agent and the Lenders shall have received (x) interim quarterly (and year to date) consolidated financial statements of the Company and its Subsidiaries for each fiscal quarter ended (1) after the date of the last financial statements for such Persons previously furnished to the Agent and the Lenders pursuant to
Section 3.05(a), and (2) at least 45 days prior to the Effective Date and (y) interim monthly consolidated financial statements of the Company and its Subsidiaries for any calendar month ended after the date of the last quarterly financial statements furnished pursuant to preceding clause (x) and at least 10 days prior to the Effective Date; provided that the Company shall only be required to deliver cash and debt balances and a flash income statement for the month ended November 30, 2004.

        (q) Solvency Opinion; Insurance Certificates. On the Effective Date, the Agent shall have received:

                (i) a solvency opinion from the chief financial officer of the Company in the form of Exhibit I; and

                (ii) certificates of insurance complying with the requirements of Section 5.05 for the business and properties of the Company and its Subsidiaries, in form and substance reasonably satisfactory to the Agent and the Required Lenders.

Upon the occurrence of the Effective Date (as determined by the Required Lenders and set forth in a written notice given by the Required Lenders to the Agent), and upon receipt by the Agent of the above notice from the Required Lenders, the Agent shall give each Lender and the Company notice that the Effective Date has occurred (although the failure to give any such notice shall not affect any Lender's or the Company's obligations under this Agreement).

                                    ARTICLE V

                              Affirmative Covenants

        Until the principal of and interest on each Term Loan and all fees payable hereunder shall have been paid in full the Company covenants and agrees with the Lenders that:

        5.01 Information Covenants. The Company will furnish to each Lender (and to the Agent, in the case of subsections (f), (g) and (i) of this Section 5.01):

        (a)     Reserved.

        (b) Quarterly Financial Statements. Within 45 days (or on or before June 14, 2005, in the case of the first quarterly accounting period of the Company in the fiscal year 2005 after the close of each of the first three quarterly accounting periods in each fiscal year of the Company (i) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures (to the extent possible after giving effect to changes in the Company's accounting principles and procedures) for the corresponding quarterly accounting period in the prior fiscal year, all of which shall be certified by Authorized Representative of the Company that they fairly present in all material respects in accordance with generally accepted accounting principles the financial condition of the Company and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and
(ii) management's discussion and analysis of the important operational and financial developments during such quarterly accounting period, in each case without any material qualifications with respect thereto.

        (c) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Company (or by April 30, 2005 in the case of the fiscal year of the Company ending December 31, 2004), (i) the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth (commencing with the Company's fiscal year ended closest to December 31, 2005) comparative figures for the preceding fiscal year and certified by Friedman LLP or other independent certified public accountants of recognized standing reasonably acceptable to the Required Lenders, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Company and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default relating to financial or accounting matters which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof, and (ii) management's discussion and analysis of the important operational and financial developments during such fiscal year.

        (d) Management Letters. Promptly after the Company's or any of its Subsidiaries' receipt thereof, a copy of any "management letter" received from its certified public accountants and management's response thereto.

        (e)     Reserved.

        (f) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 5.01(b) and (c), a certificate from the chief financial officer of the Company certifying on behalf of the Company that, to such officer's knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall certify that there have been no changes to Annexes C through F, and Annexes I through K, in each case of the Security Agreement and Annexes A through F of the Pledge Agreement, in each case since the Effective Date or, if later, since the date of the most recent certificate delivered pursuant to this
Section 5.01(f), or if there have been any such changes, a list in reasonable detail of such changes, and whether the Company has otherwise taken all actions required to be taken by them pursuant to such Security Documents in connection with any such changes.

        (g) Notice of Default, Litigation and Material Adverse Effect. Promptly, and in any event within three Business Days after any officer of the Company or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default hereunder, or a default or event of default under any of the First-Lien Credit Documents or Second-Lien Note Documents, (ii) the occurrence of a Collateral Trigger Date, or the termination of discharge of obligations under any of the First-Lien Credit Documents or Second-Lien Note Documents, (iii) any litigation or governmental investigation or proceeding pending against the Company or any of its Subsidiaries (x) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (y) with respect to any Document, or (iv) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

        (h) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which the Company or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders (or any trustee, agent or other representative therefor) of its material Indebtedness (including the First-Lien Credit Agreement and the Second-Lien Note Indenture) pursuant to the terms of the documentation governing such Indebtedness. The Company shall deliver an opinion of counsel covering the security interests granted pursuant to the Security Documents contemporaneously with the delivery of any similar opinion to the trustee under the Second-Lien
Note Indenture pursuant to Section 4.4 thereof so long as such an opinion is required to be delivered pursuant to the Second-Lien Note Indenture or any similar document.

        (i) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Company or any of its Subsidiaries as the Agent or any Lender (through the Agent) may reasonably request.

        5.02 Corporate Existence. Subject to Section 6.03, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses, permits, franchises, patents, copyrights and trademarks of the Company and each of the Subsidiaries; provided, however, that the Company will not be required to preserve the existence (in the case of any Subsidiary) or any such right, license, permit, franchise, patent, copyright or trademark (in the case of the Company or any Subsidiary) if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries as a whole or that the loss thereof would not be reasonably likely to result in a Material Adverse Effect; provided, further, that the foregoing will not prohibit a sale, transfer or conveyance of a Subsidiary of the Company or any of its assets in compliance with the terms of this Agreement.

        5.03 Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material Taxes, assessments and governmental charges levied or imposed (i) upon the Company or any of its Subsidiaries or (ii) upon the income, profits or property of the Company or any of the Subsidiaries and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, could reasonably be expected to become a Lien upon the property of the Company or any of the Subsidiaries; provided, however, that the Company will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (x) whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted or (y) if the failure to so pay, discharge or cause to be paid or discharged would not reasonably be expected to have a Material Adverse Effect.

        5.04 Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, keep all property necessary to the business of the Company and its Subsidiaries taken as a whole in good working order and condition, ordinary wear and tear excepted; provided that the foregoing covenant shall not be violated by reason of any failures which, individually and in the aggregate would not be reasonably likely to have a Material Adverse Affect.

        5.05 Insurance. (a) The Company will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all such property and against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as the Company and its Subsidiaries, and furnish to the Agent, upon its request therefor, full information as to the insurance carried. The provisions of this
Section 5.05 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance.

        (b) From and after the date of the Discharge of First-Lien Obligations and the Discharge of Second-Lien Obligations, the Company will, and will cause each of its Subsidiaries to, at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and to the extent requested by the Collateral Agent (which request shall be made at the request of the Required Lenders)) any other insurance maintained by the Company and/or such Subsidiaries) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be canceled without at least 30 days' prior written notice thereof by the respective insurer to the Collateral Agent,
(iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the other Secured Parties, and (iv) shall be deposited with the Collateral Agent.

        (c) From and after the date of the Discharge of First-Lien Obligations and the Discharge of Second-Lien Obligations, if the Company or any of its Restricted Subsidiaries shall fail to maintain insurance in accordance with this Section 5.05, or if the Company or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Agent shall have the right (but shall be under no obligation) to procure such insurance and the Company agrees to reimburse the Agent for all reasonable costs and expenses of procuring such insurance.

        (d) The rights under this Section 5.05 are subject to the provisions of the Intercreditor Agreement (including, without limitation, Section 5.2 thereof).

        5.06 Books and Records. The Company shall keep proper books of record and account, in which full and correct entries will be made of all material financial transactions and the assets and business of the Company and each Subsidiary of the Company in material compliance with GAAP.

        5.07 Payment of Principal and Interest. The Company shall duly and punctually pay the principal of and interest on the Term Loans in accordance with the terms of this Agreement.

        5.08    Collateral Trigger Date; Additional Subsidiaries.

        (a) Within 10 Business Days after any Collateral Trigger Date, the Company shall cause each Subsidiary that is a Subsidiary Credit Party (i) to execute a guarantee substantially similar to the guarantee executed by the Subsidiary Credit Parties in connection with the Senior Credit Agreements pursuant to which it shall guarantee the obligations of the Company hereunder (solely to the extent such Subsidiary has entered into a Guarantee with respect to the Senior Credit Agreements or is a co-borrower under the Senior Credit Agreements (in each case to the extent the Senior Credit Agreements remain outstanding at such time)), (ii) to become a party to the Security Documents and other Credit Documents and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Agent or the Required Lenders shall reasonably request (but solely to the extent such Subsidiary has granted a Lien on its assets to secure the Senior Credit Agreements (to the extent the Senior Credit Agreements remain outstanding at such time)), (iii) if any Capital Stock in or Indebtedness of such Subsidiary is owned by or on behalf of any Credit Party, the Company and the Subsidiary Credit Parties will cause such Capital Stock and promissory notes evidencing such Indebtedness to be pledged pursuant to the Security Documents (except that, if such Subsidiary is a Foreign Subsidiary, shares of voting stock of such Subsidiary to be pledged pursuant to the Pledge Agreement may be limited to 65% of the outstanding shares of voting stock of such Subsidiary and further limited solely to the extent such Subsidiary has granted a Lien on such Capital Stock and promissory notes to secure the Senior Credit Agreements (to the extent the Senior Credit Agreements remain outstanding at such time)) and (iv) deliver legal opinions, with respect to similar matters covered in Exhibit B, to the addresses contained in Exhibit B, including those related to the guarantees and pledges of the Subsidiary Credit Parties in form and substance reasonably satisfactory to the Agent. Upon the occurrence of a Collateral Trigger Date, the Credit Documents shall be amended to incorporate and reference the Subsidiary Credit Parties throughout the Credit Documents, including the covenants, in each place where the Senior Credit Agreements as of the date hereof references the Borrowers, Subsidiary Credit Parties or Credit Parties, as applicable, and the Company and each of the Lenders hereby authorizes and directs the Agent on its behalf to enter into such amendment. The Company hereby agrees to cause the Subsidiary Credit Parties to execute such Credit Documents and become parties hereto and thereto.

        (b) If any additional Significant Restricted Subsidiary is formed or acquired after the Effective Date but prior to the Collateral Trigger Date, and the Capital Stock in or Indebtedness of such Subsidiary is owned directly by the Company and is pledged to secure the First-Lien Obligations and the Second-Lien Obligations, the Company will notify the Agent and the Lenders thereof in writing and will cause such Capital Stock and promissory notes evidencing such Indebtedness to be pledged pursuant to the Security Documents when such Capital Stock is pledged to secure the First-Lien Obligations and the Second-Lien Obligations (except that, if such Subsidiary is a Foreign Subsidiary, shares of voting stock of such Subsidiary to be pledged pursuant to the Pledge Agreement may be limited to 65% of the outstanding shares of voting stock of such Subsidiary).

        (c) If any additional Significant Restricted Subsidiary is formed or acquired after the Collateral Trigger Date, the Company will notify the Agent and the Lenders thereof in writing and (a) if such Subsidiary is a Subsidiary Credit Party, the Company will cause such Subsidiary to become a party to the Security Documents within ten Business Days after such Restricted Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Agent or the Required Lenders shall reasonably request and (b) if any Capital Stock in or Indebtedness of such Subsidiary is owned by or on behalf of any Credit Party, the Company will cause such Capital Stock and promissory notes evidencing such Indebtedness to be pledged pursuant to the Security Documents within 10 Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary, shares of voting stock of such Subsidiary to be pledged pursuant to the Pledge Agreement may be limited to 65% of the outstanding shares of voting stock of such Subsidiary).

        5.09 Future Amendments. Upon the occurrence of the Covenant Triggering Event, this Agreement shall be amended automatically without any further action on the part of any Person so that each of the financial covenants listed on Annex I hereto shall become a part of Article VI of this Agreement and the event of default listed on Annex I hereto shall become a part of Section
7.01 of this Agreement (in each case on a prospective basis only); provided that if at the time the Covenant Triggering Event occurs, the Senior Credit Agreements contain a financial covenant (such covenant, the "Senior financial covenant") that measures the same financial information as one of the financial covenants listed on Annex I (such covenant, the "Annex I financial covenant") and the Annex I financial covenant is more restrictive to the Company than the Senior financial covenant as adjusted to be more favorable to the Company by 15% (such covenant, the "Adjusted Senior financial covenant"), then the Annex I financial covenant shall be amended so that it is equal to the Adjusted Senior financial covenant.

                                   ARTICLE VI

                               Negative Covenants

        Until the principal of and interest on each Term Loan and all fees payable hereunder have been paid in full the Company covenants and agrees with the Lenders that:

        6.01 Limitation on Additional Indebtedness. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, issue, guarantee or in any manner become directly or indirectly liable for or with respect to, contingently or otherwise, the payment of (collectively to "incur") any Indebtedness (including any Acquired Indebtedness), except for Permitted Indebtedness; provided, that the Company and any Restricted Subsidiary will be permitted to incur Indebtedness (including Acquired Indebtedness) if, immediately after giving pro forma effect to such incurrence (including the application of the net cash proceeds therefrom), the Consolidated Interest Coverage Ratio for the most recent four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would be at least (a) 2.00:1.00 if such Indebtedness is incurred by the Company or (b) 2.15:1.00 if such Indebtedness is incurred by any Restricted Subsidiary, in each case determined on a pro forma basis (including a pro forma application of the net cash proceeds therefrom), as if the additional Indebtedness had been issued and the application of proceeds therefrom had occurred at the beginning of such four-quarter period. The Company and any Restricted Subsidiary shall not be entitled to incur any Indebtedness (other than Permitted Indebtedness) under the Consolidated Interest Coverage Ratio test in this paragraph prior to the date on which internal financial statements for the three full fiscal quarters ended September 30, 2005 are available.

        For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted in the definition of Permitted Indebtedness permitted by this covenant, the Company in its sole discretion shall classify (and may reclassify) such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types. Acquired Indebtedness shall be deemed to have been incurred at the time of the acquisition (by merger or otherwise) of the Person or asset subject to such Acquired Indebtedness.

        6.02 Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or any proceeds therefrom, other than Permitted Liens.

        6.03    Fundamental Changes.

        (a) The Company shall not, directly or indirectly, consolidate with or merge with or into any other Person or sell, lease, convey or transfer all or substantially all its assets, whether in a single transaction or a series of related transactions, to any Person or group of affiliated Persons (other than any of the foregoing involving solely the Company and a Restricted Subsidiary in which the Company is the survivor or the purchaser) unless:

                (i) either (i) the Company is the surviving entity or (ii) in case the Company shall consolidate with or merge into another Person or sell, lease, convey or transfer all or substantially all of its properties and assets, whether in a single transaction or a series of related transactions, to any Person, the Person formed by such consolidation or into which the Company is merged, or the Person which acquires by sale, conveyance or transfer, or which leases the properties and assets of the Company substantially as an entirety, shall be a corporation, limited liability company, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal and interest on all of the Term Loans, as applicable, and the performance or observance of every covenant of this Agreement and the Security Documents on the part of the Company to be performed or observed;

                (ii) immediately after giving effect to such transaction on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction immediately after giving effect to such transaction) no Default or Event of Default shall have happened and be continuing; and

                (iii) immediately after giving effect to such transaction on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or the surviving entity (assuming such surviving entity's assumption of the Company's obligations under the Term Loans and this Agreement), as the case may be, would be able to incur $1.00 of Indebtedness (other than Permitted Indebtedness) under Section 6.01.

        (b) The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than the businesses engaged in by the Company and its Restricted Subsidiaries as of the Effective Date and reasonable extensions thereof and businesses ancillary or complementary thereto (a "Permitted Business").

        6.04 Disposition of Proceeds of Asset Sales. The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless
(a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 75% of such consideration consists of cash or Cash Equivalents; provided that the amount of any liabilities (other than Subordinated Indebtedness or Indebtedness of a Restricted Subsidiary that would not constitute Restricted Subsidiary Indebtedness) that are assumed by the transferee of any such assets pursuant to an agreement that unconditionally releases the Company or such Restricted Subsidiary, as the case may be, from further liability shall be treated as cash for purposes of this Section 6.04. The Company or the applicable Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds from any such Asset Sale by the Company or a Restricted Subsidiary within 365 days of the receipt thereof (x) to repay an amount of Indebtedness (other than Subordinated Indebtedness, First-Lien Obligations and Second-Lien Obligations) of the Company in an amount not exceeding the Other Senior Debt Pro Rata Share (computed after giving effect to any amount of Net Cash Proceeds used to repay First-Lien Obligations and Second-Lien Obligations pursuant to clause (y) below) and elect to permanently reduce the amount of the commitments thereunder by the amount of the Indebtedness so repaid or (y) to repay First-Lien Obligations and/or the Second-Lien Obligations, (ii) apply the Net Cash Proceeds from such Asset Sale by the Company or a Restricted Subsidiary to repay any Restricted Subsidiary Indebtedness and elect to permanently reduce the commitments thereunder by the amount of the Indebtedness so repaid or (iii) apply the Net Cash Proceeds from any Asset Sale by the Company or a Restricted Subsidiary within 365 days thereof, to an investment in properties and assets that will be used in a Permitted Business (or in Capital Stock and other securities of any Person that will become a Restricted

Subsidiary as a result of such investment to the extent such Person owns properties and assets that will be used in a Permitted Business) of the Company or any Restricted Subsidiary ("Replacement Assets"). Any Net Cash Proceeds from any Asset Sale that are neither used as described in clause (i)(x) of the preceding sentence or to repay, and permanently reduce the commitments under, any Restricted Subsidiary Indebtedness as set forth in clause (ii) of the preceding sentence or invested in Replacement Assets within the 365-day period as set forth in clause (iii) shall constitute "Excess Proceeds." Any Excess Proceeds not used as set forth in clause (i)(y) of the second proceeding sentence shall be subject to disposition as provided in Section 2.10(c).

        Notwithstanding the immediately preceding paragraph, the Company and the Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraph to the extent (i) at least 75% of the consideration of such Asset Sale constitutes Replacement Assets, cash or Cash Equivalents (including obligations deemed to be cash under this covenant) and
(ii) such Asset Sale is for Fair Market Value; provided that any consideration constituting (or deemed to constitute) cash or Cash Equivalents received by the Company or any of the Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the preceding paragraph.

        6.05 Limitation on Restricted Payments. The Company shall not, and shall not permit any of the Restricted Subsidiaries to, make, directly or indirectly, any Restricted Payment unless:

                (i) no Default shall have occurred and be continuing at the time of or upon giving effect to such Restricted Payment;

                (ii) immediately after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of Indebtedness (other than Permitted Indebtedness) under Section 6.01 hereof; and

                (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Effective Date and all Designation Amounts does not exceed an amount equal to the sum of, without duplication, (a) 50% of the cumulative Consolidated Net Income accrued on a cumulative basis during the period beginning on the first day of the first fiscal quarter commencing after the Effective Date (being January 1, 2005) and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment (or, if such cumulative Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus (b) the aggregate net cash proceeds received by the Company from the issue or sale (other than to a Restricted Subsidiary of the Company) of its Capital Stock (other than Disqualified Stock) after the Effective Date (including, without duplication, upon exercise of warrants, options or rights), plus (c) the aggregate net cash proceeds received by the Company from the issuance (other than to a Restricted Subsidiary of the Company) after the Effective Date of its Capital Stock (other than Disqualified Stock) upon the conversion of, or exchange for, Indebtedness of the Company or a Restricted Subsidiary, plus
    (d) in the case of the disposition or repayment of any Investment constituting a Restricted Payment (other than an Investment made pursuant to clause (d), (e) or (f) of the following paragraph) made after the Effective Date, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment to the extent such cost is in excess of any gain in respect of the disposition, plus (e) in the case of any Revocation of the Designation of a Subsidiary as an Unrestricted Subsidiary, an amount equal to the consolidated net Investment in such Subsidiary on the date of Revocation but not in an amount exceeding the net amount of any Investments constituting Restricted Payments made (or deemed made) in such Subsidiary after the Effective Date. For purposes of the preceding clauses (b) and (c) and without duplication, the value of the aggregate net cash proceeds received by the Company upon the issuance of Capital Stock either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount received by the Company upon the conversion, exchange or exercise thereof.

        For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

        The provisions of this Section 6.05 shall not prohibit (each of which shall be given independent effect):

        (a) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Agreement;

        (b) so long as no Default shall have occurred and be continuing, the purchase, redemption, retirement or other acquisition of any shares of Capital Stock of the Company (A) in exchange for or conversion into or (B) out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of shares of Capital Stock of the Company (other than Disqualified Stock); provided that any such net cash proceeds pursuant to the immediately preceding subclause (B) are excluded from clause (iii)(b) of the preceding paragraph;

        (c) so long as no Default shall have occurred and be continuing, the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness made by exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in which cash is paid in lieu of fractional shares or scrip), or out of the net cash proceeds of, a substantially concurrent issue or sale (other than to a Restricted Subsidiary) of (A) Capital Stock (other than Disqualified Stock) of the Company; provided that any such net cash proceeds, to the extent so used, are excluded from clause
(iii)(b) of the preceding paragraph, and/or (B) other Subordinated Indebtedness, having an Average Life to Stated Maturity that is equal to or greater than the Average Life to Stated Maturity of the Subordinated Indebtedness being purchased, redeemed, defeased or otherwise acquired or retired;

        (d) so long as no Special Default shall have occurred and be continuing, Investments constituting a Restricted Payment made by the Company or any Restricted Subsidiary in any Person (including any Unrestricted Subsidiary) in an amount not to exceed $15,000,000 million;

        (e) so long as no Default shall have occurred and be continuing, the making of a direct or indirect Investment constituting a Restricted Payment out of the proceeds of the issue or sale (other than to a Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company; provided that any such net cash proceeds are excluded from clause (iii)(b) of the preceding paragraph;

        (f) so long as no Default or Event of Default exists at the time of the respective Restricted Payment or would exist immediately after giving effect thereto, Restricted Payments by the Company consisting of a redemption or repurchase of Capital Stock of the Company from officers, employees and directors of the Company or its Subsidiaries (or their estates) after the death, disability, retirement or termination of employment or service as a director of any such Person, or otherwise in accordance with any stock option plan or any employee stock ownership plan that has been approved by the Board of Directors of the Company; provided that the aggregate amount of Restricted Payments made by the Company pursuant to this clause (f), and the aggregate amount paid shall not (net of any proceeds received by the Company from issuances of its Capital Stock and contributed to the Company in connection with such redemption or repurchase) exceed either (x) during any fiscal year of the Company, $10,500,000 or (y) for all periods after the Effective Date (taken as a single period), $12,500,000; or

        (g) distributions or payments by a Subsidiary to its direct or indirect parent to enable such parent to pay taxes.

        Restricted Payments of the type set forth in the preceding clause (d) and (f) shall be included in making the determination of available amounts under clause (iii) of the preceding paragraph to the extent they are outstanding.

        In no event shall a Restricted Payment made on the basis of consolidated financial statements prepared in good faith in accordance with GAAP be subject to rescission or constitute a Default by reason of any requisite subsequent restatement of such financial statements which would have made such Restricted Payment prohibited at the time that it was made.

        6.06 Limitation on Transactions with Affiliates. The Company shall not, and shall not permit, cause or suffer any Restricted Subsidiary to, conduct any business or enter into any transaction (or series of related transactions which are similar or part of a common plan) with or for the benefit of any of their respective Affiliates or any beneficial holder of 10% or more of the Common Stock of the Company or any officer or director of the Company (each, an "Affiliate Transaction"), unless the terms of the Affiliate Transaction are set forth in writing, and are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be. Each Affiliate Transaction involving aggregate payments or other Fair Market Value in excess of $5,000,000 must be approved by a majority of the Disinterested Directors or by the Board of Directors, such approval to be evidenced by a Board Resolution stating that the Board of

Directors has determined that such transaction or transactions comply with the foregoing provisions provided that, in lieu of such approval by the Disinterested Directors, the Company may obtain a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction to the Company or the Restricted Subsidiary, as the case may be, are fair from a financial point of view. In addition to the foregoing, the Company shall obtain, with respect to each Affiliate Transaction involving aggregate consideration of $25,000,000 a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction to the Company or the Restricted Subsidiary, as the case may be, are fair from a financial point of view. For purposes of this covenant but without limiting the requirements of the two preceding sentences, when any Affiliate Transaction approved by a majority of the Disinterested Directors or as to which a written opinion has been obtained from an Independent Financial Advisor, on the basis set forth in the preceding sentences, such Affiliate Transaction shall be deemed to be on terms that are fair and reasonable to the Company and the Restricted Subsidiaries, as the case may be, and therefore shall be permitted under this covenant.

        Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among, or solely for the benefit of, the Company and/or any of the Restricted Subsidiaries, (ii) transactions under the First-Lien Credit Documents (as defined in the Intercreditor Agreement) or the Second-Lien Note Documents (as defined in the Intercreditor Agreement), (iii) dividends paid by the Company pursuant to and in compliance with this Section 6.06, (iv) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries bonuses, employment agreements and arrangements, compensation or employee benefit arrangements or legal fees, (v) grants of customary registration rights with respect to securities of the Company, and (vi) Restricted Payments permitted under Section 6.04 provided that any Investments and purchases constituting Restricted Payments must be fair and reasonable to the Company or such Restricted Subsidiary, as the case may be.

        6.07 Limitation on Issuances and Sales of Preferred Stock by Restricted Subsidiaries. The Company (i) shall not permit any Restricted Subsidiary to issue any Preferred Stock (other than to the Company or a Restricted Subsidiary) and (ii) shall not permit any Person (other than the Company or a Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

        6.08 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise enter into or cause to become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits to the extent owned by the Company or any Restricted Subsidiary, (b) pay any Indebtedness owed to the Company or any Restricted Subsidiary, (c) make any Investment in the Company or any other Restricted Subsidiary or (d) transfer any of its properties or assets to the Company or to any Restricted Subsidiary, except for (i) any encumbrance or restriction in existence on the Effective Date and set forth on Schedule 6.08, (ii) any encumbrance or restriction set forth in any First-Lien Credit Document, any Second-Lien Note Document and any other Indebtedness of the type described in clauses, (ii) or (vii) of the definition of the term "Indebtedness" so long as such encumbrances and restrictions are not materially less favorable to the Holders than those under the First-Lien Credit Documents, (iii) customary non-assignment provisions, (iv) any encumbrance or restriction pertaining to an asset subject to a Lien to the extent set forth in the security documentation governing such Lien, (v) any encumbrance or restriction applicable to a Restricted Subsidiary at the time that it becomes a Restricted Subsidiary that is not created in contemplation thereof, (vi) any encumbrance or restriction existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause (iv) above; provided that the terms and conditions of any such encumbrance or restriction are not materially less favorable to the Holders than those under or pursuant to the agreement being replaced or the agreement evidencing the Indebtedness refinanced, (vii) any encumbrance or restriction imposed upon a Restricted Subsidiary pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary or any Asset Sale to the extent limited to the Capital Stock or assets in question, and (viii) any customary encumbrance or restriction applicable to a Restricted Subsidiary that is contained in an agreement or instrument governing or relating to Indebtedness permitted to be incurred by one or more Restricted Subsidiaries hereunder; provided that (subject to customary net worth, leverage, invested capital and other financial covenants) the provisions of such agreement permit the payment of interest and principal and mandatory repurchases pursuant to the terms of this Agreement and other indebtedness that is solely an obligation of the Company; provided further that such agreement may contain customary covenants regarding the merger of or sale of all or any substantial part of the assets of the Company or any Restricted Subsidiary, customary restrictions on transactions with affiliates, and customary subordination provisions governing indebtedness owed to the Company or any Restricted Subsidiary.

        6.09 Designation of Unrestricted Subsidiaries. The Company shall not designate any Subsidiary of the Company (other than a newly created Subsidiary in which no Investment has previously been made) as an "Unrestricted Subsidiary" under this Agreement (a "Designation") unless:

        (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

        (b) the Company would be able to incur $1.00 of Indebtedness (other than Permitted Indebtedness) under Section 6.01; and

        (c) the Company would not be prohibited under this Agreement from making an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the net Investment of the Company or any other Restricted Subsidiary in such Restricted Subsidiary on such date.

        In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section
6.05 hereof for all purposes of this Agreement in the Designation Amount. Neither the Company nor any Restricted Subsidiary shall at any time (x) provide a guarantee of, or similar credit support to, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); provided that the Company may pledge Capital Stock or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against the Company other than to obtain such pledged property, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary, including any corresponding right to take enforcement action against such Unrestricted Subsidiary, except in the case of clause (x) or (y) to the extent permitted under Section 6.05 and Section 6.06 hereof.

        The Company will not revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") unless:

        (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

        (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of this Agreement.

        All Designations and Revocations must be evidenced by Board Resolutions delivered to the Agent certifying compliance with the foregoing provisions.

        6.10    Limitations on Layering. Notwithstanding the provisions of
Section 6.01, the Company shall not incur any Indebtedness that is subordinate or junior in lien priority to the Indebtedness evidenced by the Senior Credit Agreements and senior in lien priority to any Indebtedness arising under this Agreement.

        6.11 Trigger Dates. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into, or amend or otherwise modify, any agreement relating to Indebtedness that would have the effect of restricting or otherwise limiting the ability of the Company or any Restricted Subsidiary to perform its obligations under Section 5.08 on the Collateral Trigger Date or
Section 5.09 on the Covenant Trigger Date; provided that this Section 6.11 shall not apply to (i) any First-Lien Credit Agreement or any other First-Lien Credit Document or any amendment, modification or supplement thereof, or any transaction effected in accordance with the terms thereof or (ii) any Second-Lien Note Indenture or any other Second-Lien Note Document or any amendment, modification or supplement thereof, or any transaction effected in accordance with the terms thereof.

                                  ARTICLE VII

                    Events of Default; Limitation on Remedies

        7.01 Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (a) Default in the payment of interest on any Term Loan when it becomes due and payable and continuance of such Default for a period of fifteen
(15) Business Days or more; or

        (b) Default in the payment of the principal of any Term Loan when due; or

        (c) Default in the performance, or breach, of any covenant described under Section 6.03 or Section 6.04; or

        (d) Default in the performance, or breach, of any covenant in this Agreement (other than Defaults specified elsewhere in this Section 7.01) or the other Credit Documents, and continuance of such default or breach for a period of forty-five (45) days or more after written notice is given to the Company by the Agent (at the request of the Required Lenders) specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

        (e) failure to perform any term, covenant, condition or provision of one or more classes or issues of Indebtedness in an aggregate principal amount outstanding of $25,000,000 or more under which the Company or a Significant Restricted Subsidiary is obligated, and either (a) such Indebtedness is already due and payable in full or (b) such failure results in the acceleration of the maturity of such Indebtedness; or

        (f) one or more non-appealable judgments, orders or decrees for the payment of money of $25,000,000 or more, either individually or in the aggregate, shall be entered into against the Company or any Significant Restricted Subsidiary or any of their respective properties that is not paid or fully covered by a reputable and solvent insurance company and shall not be discharged and there shall have been a period of sixty (60) days or more during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

        (g) the Company or any of its Significant Restricted Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the Bankruptcy Code; or an involuntary case is commenced against the Company or any of its Significant Restricted Subsidiaries, and the petition is not controverted within ten (10) days, or is not dismissed within sixty (60) days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company or any of its Significant Restricted Subsidiaries, or the Company or any of its Significant Restricted Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any of its Significant Restricted Subsidiaries, or there is commenced against the Company or any of its Significant Restricted Subsidiaries any such proceeding which remains undismissed for a period of sixty (60) days, or the Company or any of its Significant Restricted Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any of its Significant Restricted Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of sixty
(60) days; or the Company or any of its

Significant Restricted Subsidiaries makes a general assignment for the benefit of creditors; or any corporate, limited liability company or similar action is taken by the Company or any of its Significant Restricted Subsidiaries for the purpose of effecting any of the foregoing;

        (h) the representations or warranties made by the Company herein or in the Credit Documents shall be false or misleading in any material respect at the time made and the same shall be reasonably likely to adversely affect either
(i) the ability of the Company to make payments required hereunder or the other Credit Documents when due or (ii) the validity or enforceability of any Credit Document or the rights or remedies of the Lenders or the Agent or Collateral Agent hereunder or under any other Credit Document; or

        (i) unless all the Collateral has been released from the Third Priority Liens in accordance with the provisions of the Security Documents, default by the Company or any Credit Party in the performance of the Security Documents, or the occurrence of any event, which adversely affects the enforceability, validity, perfection or priority of the Third Priority Liens on a material portion of the Collateral granted to the Collateral Agent for the benefit of the Agent and the Lenders, the repudiation or disaffirmation by the Company or any Credit Party of any of its material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company or any Credit Party for any reason with respect to a material portion of the Collateral (which default, repudiation, disaffirmation or determination is not rescinded, stayed or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within thirty (30) days or more after written notice is given to the Company by the Agent (at the request of the Required Lenders) specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder when such notice is deemed received in accordance with this Agreement;

        (j)     a Change of Control shall occur;

then, and in each and every such case (other than an Event of Default specified in Section 7.01(g) with respect to the Company), so long as the respective Event of Default has occurred and is continuing, unless the principal of all of the Term Loans shall have already become due and payable, and unless the Event of Default shall have been waived in writing in accordance with the provisions of
Section 9.02, the Agent shall, at the discretion of the Required Lenders, by notice in writing to the Company, declare the principal of all the Term Loans and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Agreement or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 7.01(g) occurs and is continuing with respect to the Company, the principal of all the Term Loans and the interest accrued thereon shall be immediately due and payable. Notwithstanding the foregoing if, at any time after the principal of the Term Loans shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Agent a sum sufficient to pay all matured installments of interest upon all Term Loans and the principal of any and all Term Loans which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Term

Loans, to the date of such payment or deposit), and if any and all Defaults under this Agreement, other than the nonpayment of principal and accrued interest on Term Loans which shall have become due by acceleration, shall have been cured or waived pursuant to Section 9.02, then and in every such case the Required Lenders, by written notice to the Company and to the Agent, may waive all Defaults or Events of Default and rescind and annul such acceleration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

        In case the Agent shall have proceeded to enforce any right under this Agreement and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Agent, then and in every such case the Company, the Lenders, and the Agent shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Lenders, and the Agent shall continue as though no such proceeding had been instituted.

                                  ARTICLE VIII

                                    The Agent

        Each of the Lenders hereby irrevocably appoints the Agent as its administrative agent and collateral agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Credit Documents, together with such actions and powers as are reasonably incidental thereto. All references to the Agent in this Article VIII shall be deemed to include both the Agent and the Collateral Agent, as the context so requires.

        The financial institution serving as the Agent hereunder and under the other Credit Documents shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such financial institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.

        The Agent shall not have any duties or obligations except those expressly set forth in the Credit Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Credit Documents that the Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Credit Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of the Subsidiaries that is communicated to or obtained by the financial institution serving as Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the

Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Agent by the Company or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Credit Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith,
(iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Credit Document, (iv) the validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Credit Document, other than to confirm receipt of items expressly required to be delivered to the Agent.

        The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, direction, certificate, consent, statement, instrument, document, opinion, report, order or other writing believed by it to be genuine and to have been signed or sent by the proper Person; and the Agent shall not be bound to make any investigation into the facts or matters stated in any such document, but the Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Whenever in the administration of this Agreement the Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an officer's certificate relating thereto. The Agent may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense. The Agent shall not be liable for any error of judgment made in good faith by an officer thereof, unless it is proved that the Agent was negligent in ascertaining the pertinent facts.

        The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

        Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, the Agent may resign at any time by notifying the Lenders and the Company in writing. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Company (which consent shall not be unreasonably withheld or delayed and shall not be required if a Default or an Event of Default shall have occurred and be continuing) in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent approved by the Company (which approval shall not be unreasonably withheld or delayed and shall not be required if a Default or an Event of Default shall have occurred and be continuing) which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent. Any successor to the Agent must be a "United States person," as defined in section 7701(a)(30) of the Code.

        Each Lender (other than Evergreen Investments solely with respect to the Company) acknowledges that it has, independently and without reliance upon the Company, the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender (other than Evergreen Investments solely with respect to the Company) also acknowledges that it will, independently and without reliance upon the Company, the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or related agreement or any document furnished hereunder or thereunder.

        In connection with the performance of its duties under the Intercreditor Agreement, the Agent shall be entitled to the benefits of this Article VIII.

                                   ARTICLE IX

                                  Miscellaneous

        9.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

        (a) if to the Company at RCN Corporation, 105 Carnegie Center, Princeton, New Jersey 08540, telecopy: (609) 734-3823, Attention of Chief Financial Officer;

        (b) if to the Agent to HSBC Bank USA, National Association, Issuer Services, 452 Fifth Avenue, New York, New York 10018 (delivery address: 10 East 40th Street, 14th Floor, New York, New York 10018, Attention: Frank J. Godino, Telephone No. (212) 525-1316, Facsimile No. (212) 525-1300);

        (c) if to any other Lender, to it at its address (or telecopy number) set forth on the signature pages hereto or in the applicable Assignment and Acceptance.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of delivery. Each Company hereby irrevocably authorizes and appoints the Company as its agent to give and receive any notices on its behalf under this Agreement and each other Credit Document, and any such notice given or received by the Company on behalf of any Company shall be fully effective as if given or received by such Company at such time, regardless of such Company's actual knowledge thereof.

        9.02    Waivers; Amendments.

        (a) No failure or delay by the Agent or any Lender in exercising any right or power hereunder or under any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Lenders hereunder and under the other Credit Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Credit Document or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Term Loan shall not be construed as a waiver of any Default, regardless of whether the Agent or any Lender may have had notice or knowledge of such Default at the time.

        (b) Neither this Agreement nor any other Credit Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or, in the case of any other Credit Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Company, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) reduce the principal amount of any Term Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(ii) postpone the maturity of any Term Loan, or any scheduled date of payment of the principal amount of any Term Loan under Section 2.09, or any date for the payment of any interest or fees payable hereunder, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Credit Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender,(vi) release any Credit Party from any of its obligations under any Credit Document or limit its liability thereunder or release all or substantially all of the Collateral from the Liens of the Security Documents (in each case other than to the extent such Credit Party or Collateral has been released under the Senior Credit Agreements), without the written consent of each Lender or (vii) amend or modify Section 2.10(a); provided, further that
(A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent without the prior written consent of the Agent, (B) no such agreement shall amend, modify or otherwise affect the terms and provisions of
Section 9.13(b) of this Agreement without the prior written consent of DBCI (or any successor agent), in its capacity as agent for the lenders under the First-Lien Credit Agreement, (C) this Agreement may be amended pursuant to
Section 2.01(b) to add Lenders as provided therein with the consent of the Company and the relevant Lenders provided that such amendment does not have an adverse effect on the existing Lenders, (D) no such agreement shall amend or consent to any assignment by the Company pursuant to Section 9.04 hereof without each Lender's consent and (E) this Agreement may be amended pursuant to 5.12(a) to incorporate the Subsidiary Credit Parties with the consent of the Agent or the Required Lenders. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Company, the Required Lenders and the Agent if at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Term Loan made by it and all other amounts owing to it or accrued for its account under this Agreement, in each case in accordance with the terms hereof.

        9.03    Expenses; Indemnity; Damage Waiver.

        (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent, the Lenders and their Affiliates, including the reasonable out-of-pocket fees, charges and disbursements of counsel and financial advisors for the Agent and the Lenders, in connection with any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) upon the occurrence and during the continuation of an Event of Default, all out-of-pocket expenses incurred by the Agent or any Lender, including the fees, charges and disbursements of any counsel for the Agent or any Lender, in connection with the enforcement or protection of its rights in connection with the Credit Documents, including its rights under this Section, or in connection with the Term Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Term Loans.

        (b) The Company shall indemnify the Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding relating to (i) the execution or delivery of any Credit Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Credit Documents of their respective obligations thereunder or the consummation of the Transaction or any other transactions contemplated hereby, (ii) any Term Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, whether such claim, litigation, investigation or proceeding is based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

        (c) To the extent that the Company fails to pay any amount required to be paid by it to the Agent under paragraph (a) or (b) of this Section each Lender severally agrees to pay to the Agent such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent in its capacity as such and the Agent shall be entitled to deduct amounts owing to it under Sections 9.03(a) and (b) from all property and funds held or collected by the Agent as such, prior to making payments to the Lenders thereon (and the Lenders agree that the Agent shall be entitled to receipt of any such amounts prior to payment to the Lenders of amounts owed to them). For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the outstanding Term Loans at the time.

        (d) To the extent permitted by applicable law, the Company shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Term Loan or the use of the proceeds thereof.

        (e) All amounts due under this Section shall be payable promptly after written demand therefor.

        9.04    Successors and Assigns.

        (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. If the Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Agent.

        (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Term Loans at the time owing to it); provided that (i) except in the case of an assignment to an existing Lender, the Company must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); provided that the consent of the Company shall not be required for any assignment that occurs at any time when an Event of Default pursuant to paragraphs (h) and (i) of Article VII hereof shall have occurred and be continuing, (ii) except in the case of an assignment to an existing Lender or an assignment of the entire remaining amount of the assigning Lender's Term Loans, the amount of the Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $1,000,000 unless the Company otherwise consents, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement and (iv) the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

        (c) The Agent, acting for this purpose as an agent of the Company, shall maintain at its Issuer Services office in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amount of, and stated interest on, the Term Loans of each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Company, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

        (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

        (e) Any Lender may, without the consent of the Company or the Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of the Term Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Credit Documents and to approve any amendment, modification or waiver of any provision of the Credit Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Company agrees that each Participant shall be entitled to the benefits of Sections 2.15 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

        (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent referring to Section 2.17. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Company is notified of the participation sold to such Participant and such Participant complies, for the benefit of the Company, with Section 2.17(e) as though it were a Lender.

        (g) Without notice to or consent from the Agent or the Company, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

        9.05 Survival. All covenants, agreements, representations and warranties made by the Company in the Credit Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Credit Documents and the making of any Term Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Term Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.15, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Term Loans or the termination of this Agreement or any provision hereof.

        9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Credit Documents and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by all parties hereto and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

        9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

        9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such deposits may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

        9.09    Governing Law; Jurisdiction; Consent to Service of Process.

        (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

        (b) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Credit Document shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Company or its properties in the courts of any jurisdiction.

        (c) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

        (d) Each party to this Agreement irrevocably consents to service of process by registered or certified mail, return receipt requested. Nothing in this Agreement or any other Credit Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

        9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

        9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

        9.12 Confidentiality. Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' and its Related Funds' directors, officers, employees and agents, including accountants, legal counsel and other advisors (other than securities analysts) or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisors (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees in writing to be bound by the provisions of this Section 9.12) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) provided that such assignee or Participant, or such prospective assignee or Participant agrees in writing to be bound by the confidentiality provisions of this Section 9.12, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, "Information" means all information received from the Company or relating to the Company or their business, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Company or; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

        Notwithstanding the foregoing, the parties (and each Related Party, representative, or other agent of the parties) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction, provided, however, that this sentence shall not permit any party (or any Related Party, representative, or other agent thereof) to disclose any information that is not necessary to understanding the tax treatment and tax structure of the transaction (including the identity of the parties, any information that could lead another to determine the identity of the parties, or any other information to the extent that such disclosure could result in a violation of any federal or state securities law).

        9.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Term Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Term Loan in accordance with applicable law, the rate of interest payable in respect of such Term Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Term Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Term Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

        9.14    Release of Subsidiaries; Collateral.

        (a) If (i) the Agent receives a certificate from the chief executive officer, the chief financial officer or treasurer of the Company certifying as of the date of that certificate that, after the consummation of the transaction or series of transactions described in reasonable detail satisfactory to the Agent in such certificate on such date, the Subsidiary Credit Party identified in such certificate will no longer be a Subsidiary of the Company and (ii) such transactions are consummated on such date in accordance with and without violating the provisions of this Agreement or any other Credit Document, then such Subsidiary's guarantee of the Company's obligations under this Agreement shall automatically terminate and such Subsidiary shall cease to be a party to any Credit Document.

        (b) If (i) any Subsidiary Credit Party is released from its guarantee with respect to the Senior Credit Agreements or (ii) any collateral is released from the Lien securing the Senior Credit Agreements, then, to the extent such Subsidiary Credit Party has guaranteed the Company's obligations hereunder, or such collateral has been pledged to secure the Company's obligations hereunder or under any guarantee executed by a Subsidiary Credit Party with respect hereto, then such Subsidiary's guarantee of the Company's or a Subsidiary Credit Party's obligations under this Agreement shall automatically terminate and such Subsidiary shall cease to be a party to any Credit Document and/or such collateral shall automatically be released from the Liens in favor of the Agent hereunder, in each case without any further action on the part of any Person.

        (c) No such termination or cessation shall release, reduce, or otherwise adversely affect the obligations of any other Credit Party under this Agreement or any other Credit Document, all of which obligations continue to remain in full force and effect.

        9.15 Intercreditor Agreement Controls. Notwithstanding anything herein to the contrary, the Liens and security interests granted at any time to the Agent pursuant to this Agreement or any other Credit Document (or to secure any obligation hereunder or thereunder) and the exercise of any right or remedy by the Agent hereunder or thereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement or any other Document, the terms of the Intercreditor Agreement will govern and the Lenders are subject to the agreements made by the Agent on their behalf in the Intercreditor Agreement, but no such agreement shall obligate any Lender to make additional Term Loans.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         RCN CORPORATION


                                         By: /s/ Patrick T. Hogan
                                            ------------------------------------
                                            Name:  Patrick T. Hogan
                                            Title: Executive Vice President
                                                   and Chief Financial Officer


                                         HSBC BANK USA, NATIONAL ASSOCIATION
                                         as Agent


                                         By: /s/ Frank J. Godino
                                            ------------------------------------
                                            Name:  Frank J. Godino
                                            Title: Vice President

                                         Evergreen High Yield Bond Fund,
                                         as a Lender


                                         By: /s/ Peter DeCaprio
                                            -----------------------------------
                                            Name:  Peter DeCaprio
                                            Title: Senior Analyst

                                         Address:



                                         Evergreen VA Strategic Income Fund,
                                         as a Lender


                                         By: /s/ Peter DeCaprio
                                            -----------------------------------
                                            Name:  Peter DeCaprio
                                            Title: Senior Analyst

                                         Address:



                                         Evergreen Strategic Income Fund,
                                         as a Lender


                                         By: /s/ Peter DeCaprio
                                            -----------------------------------
                                            Name:  Peter DeCaprio
                                            Title: Senior Analyst

                                         Address:



                                         Evergreen VA High Income Fund,
                                         as a Lender


                                         By: /s/ Peter DeCaprio
                                            -----------------------------------
                                            Name:  Peter DeCaprio
                                            Title: Senior Analyst

                                         Address:

                                         Evergreen Income Advantage Fund,
                                         as a Lender


                                         By: /s/ Peter DeCaprio
                                            -----------------------------------
                                            Name:  Peter DeCaprio
                                            Title: Senior Analyst

                                         Address:



                                         Evergreen Utility and
                                         Telecommunications Fund,
                                         as a Lender


                                         By: /s/ Peter DeCaprio
                                            -----------------------------------
                                            Name:  Peter DeCaprio
                                            Title: Senior Analyst

                                         Address:



                                         Sentinel Capital Markets Income
                                         Fund, as a Lender


                                         By: /s/ Peter DeCaprio
                                            -----------------------------------
                                            Name:  Peter DeCaprio
                                            Title: Senior Analyst

                                         Address:



                                         Sentinel High Yield Bond Fund,
                                         as a Lender


                                         By: /s/ Peter DeCaprio
                                            -----------------------------------
                                            Name:  Peter DeCaprio
                                            Title: Senior Analyst

                                         Address:

                                                                         ANNEX I

I.      Financial Covenants

(a) Maximum Capital Expenditures. The Company will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that during any fiscal year of the Company set forth below (taken as one accounting period) (it being understood and agreed that for purposes of this clause (a) only, the period from September 30, 2004 through December 31, 2004 shall be deemed to be part of the fiscal year ending on December 31, 2005), the Company and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed in any fiscal year of the Company set forth below the amount set forth opposite such fiscal year below:

        Fiscal Year Ending On              Amount
        ---------------------              -------------
        December 31, 2005                  $ 115,000,000
        December 31, 2006                  $  97,750,000
        December 31, 2007 and thereafter   $  86,250,000

                (i) Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Company and its Subsidiaries pursuant to clause (a) above in any fiscal year of the Company (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (i)) is greater than the amount of such Capital Expenditures actually made by the Company and its Subsidiaries during such fiscal year, such excess (the "Rollover Amount") may be carried forward and utilized to make Capital Expenditures in the immediately succeeding fiscal year (it being understood and agreed that such succeeding fiscal year Capital Expenditures shall be deemed to have been made first from the amount permitted for such year pursuant to clause (a) above and second from the Rollover Amount).

                (ii) In addition to the foregoing, the Company and its Subsidiaries may make Capital Expenditures with the amount of Excess Proceeds received by the Company or any of its Subsidiaries from any Asset Sale so long as such Excess Proceeds are reinvested within 365 days following the date of such Asset Sale, but only to the extent that such Excess Proceeds are not otherwise required to be applied to repay Term Loans pursuant to Section 2.10(c).

(b) Consolidated Interest Coverage Ratio. The Company will not permit the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of the Company set forth below to be less than the ratio set forth opposite such fiscal quarter below:

      Fiscal Quarter Ended                 Ratio
---------------------------------        ---------
March 31, 2005                           1.44:1.00

      Fiscal Quarter Ended                 Ratio
---------------------------------        ---------
June 30, 2005                            1.73:1.00
September 30, 2005                       2.01:1.00
December 31, 2005                        2.01:1.00

March 31, 2006                           2.30:1.00
June 30, 2006                            2.59:1.00
September 30, 2006 and thereafter        2.88:1.00

(c) Minimum Consolidated EBITDA. The Company will not permit Consolidated EBITDA for any Test Period ending on the last day of a fiscal quarter of the Company set forth below to be less than the amount set forth opposite such fiscal quarter below:

          Fiscal Quarter Ended                         Amount
--------------------------------------------       -------------
March 31, 2005                                     $   8,500,000
June 30, 2005                                      $  25,500,000
September 30, 2005                                 $  38,250,000
December 31, 2005                                  $  55,250,000

March 31, 2006                                     $  63,750,000
June 30, 2006                                      $  72,250,000
September 30, 2006                                 $  80,750,000
December 31, 2006                                  $  85,000,000

March 31, 2007                                     $  95,625,000
June 30, 2007                                      $ 102,000,000
September 30, 2007                                 $ 110,500,000
December 31, 2007                                  $ 119,000,000

March 31, 2008                                     $ 127,500,000
June 30, 2008                                      $ 131,750,000
September 30, 2008                                 $ 138,125,000
December 31, 2008                                  $ 144,500,000

March 31, 2009                                     $ 148,750,000
June 30, 2009                                      $ 153,000,000
September 30, 2009                                 $ 157,250,000
December 31, 2009                                  $ 161,500,000

March 31, 2010                                     $ 163,625,000
June 30, 2010                                      $ 165,750,000
September 30, 2010                                 $ 167,875,000
December 31, 2010                                  $ 170,000,000

March 31, 2011                                     $ 172,125,000
June 30, 2011                                      $ 174,250,000

          Fiscal Quarter Ended                         Amount
--------------------------------------------       -------------
September 30, 2011                                 $ 176,375,000
December 31, 2011                                  $ 178,500,000
March 31, 2012                                     $ 178,500,000
June 30, 2012                                      $ 178,500,000

Notwithstanding the foregoing, the amounts set forth above in this clause (c) shall be reduced (x) by $18,000 for every 1000 New York Microwave Subscribers sold by the Company and its Subsidiaries for each Test Period ending after the date of the respective sale, (y) upon the sale by the Company or its Subsidiaries of all of the Chicago Assets by an amount equal to that set forth under the heading "Chicago EBITDA Adjustment" on Schedule I hereto for the corresponding fiscal quarter of the Company and (z) upon the sale by the Company or its Subsidiaries of all of the San Francisco Assets by an amount equal to that set forth under the heading "San Francisco EBITDA Adjustment" on Schedule I hereto for the corresponding fiscal quarter of the Company; provided, however, that the amounts set forth above shall only be reduced (x) prospectively for each full fiscal quarter after the respective sale and (y) with respect to the fiscal quarter in which such sale occurred, based on the relevant amount of the reduction for such fiscal quarter multiplied by a fraction, (i) the numerator of which is the number of days in such fiscal quarter that will occur after the date of the respective sale and (ii) the denominator of which is the total number of days in such fiscal quarter; provided, further that with respect to the sale of all of the Chicago Assets, the amount set forth under the heading "Chicago EBITDA Adjustment" on Schedule I hereto shall be reduced on a prospective basis beginning with the fourth fiscal quarter occurring after the fiscal quarter in which such sale occurred by an amount equal to that set forth under the heading "Chicago Overhead Reduction" on Schedule I hereto.

(d)     Intentionally Deleted.

(e) Adjusted Leverage Ratio. The Company will not permit the Adjusted Leverage Ratio at any time (on or after March 31, 2005) during a period set forth below to be greater than the ratio set forth opposite such period below:

          Fiscal Quarter Ended                    Ratio
---------------------------------------------   ---------
March 31, 2005                                  7.76:1.00
June 30, 2005                                   6.61:1.00
September 30, 2005                              6.33:1.00
December 31, 2005                               5.75:1.00

March 31, 2006                                  5.18:1.00
June 30, 2006                                   4.60:1.00
September 30, 2006                              4.03:1.00
December 31, 2006                               3.74:1.00

March 31, 2007                                  3.30:1.00
June 30, 2007                                   3.16:1.00
September 30, 2007                              2.88:1.00
December 31, 2007                               2.88:1.00

               Fiscal Quarter Ended               Ratio
---------------------------------------------   ---------
March 31, 2008                                  2.59:1.00
June 30, 2008 and thereafter                    2.30:1.00

(f) Minimum Cash on Hand. The Company will not permit Unrestricted cash and Cash Equivalents on hand at any time to be less than the Required Unrestricted Cash Amount.

II.      Events of Default

(a) (i) The Company or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required but determined only after giving effect to any applicable grace period), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of the Company or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this section unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $25,000,000.